                                                                    Exhibit 10.7

================================================================================

                                CREDIT AGREEMENT

                                   dated as of

                                 9 December 2005

                                      among

                               (SPECTRALINK LOGO)

                            SPECTRALINK CORPORATION,

                            the lenders party hereto

                                       and

                                 (JPMORGAN LOGO)

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                   ----------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Bookrunner and Sole Lead Arranger

================================================================================

                                Table of Contents

                                                                          Page #
                                                                          ------
ARTICLE I.         DEFINITIONS.........................................      1
   Section 1.01.   Defined Terms.......................................      1
   Section 1.02.   Classification of Loans and Borrowings..............     22
   Section 1.03.   Terms Generally.....................................     22
   Section 1.04.   Accounting Terms; GAAP..............................     22

ARTICLE II.        THE CREDITS.........................................     23
   Section 2.01.   Commitments.........................................     23
   Section 2.02.   Loans and Borrowings................................     23
             (a)   Borrowings..........................................     23
             (b)   Type of Borrowings..................................     23
             (c)   Minimum Amounts.....................................     23
             (d)   Limitation on Interest Periods......................     24
   Section 2.03.   Requests for Borrowings.............................     24
   Section 2.04.   Swingline Loans.....................................     24
             (a)   Commitment..........................................     24
             (b)   Request for a Swingline Loan........................     25
             (c)   Revolving Lender Participation in Swingline Loans...     25
   Section 2.05.   Letters of Credit...................................     26
             (a)   General.............................................     26
             (b)   Notice of Issuance, Amendment, Renewal, Extension;
                   Certain Conditions..................................     26
             (c)   Expiration Date.....................................     26
             (d)   Participations......................................     26
             (e)   Reimbursement.......................................     27
             (f)   Obligations Absolute................................     27
             (g)   Disbursement Procedures.............................     28
             (h)   Interim Interest....................................     28
             (i)   Replacement of the Issuing Bank.....................     28
             (j)   Cash Collateralization..............................     29
   Section 2.06.   Funding of Borrowings...............................     29
             (a)   Funding.............................................     29
             (b)   Borrowings Assumed Made by Lenders..................     29
   Section 2.07.   Interest Elections..................................     30
             (a)   Conversion and Continuation.........................     30
             (b)   Interest Election Request...........................     30
             (c)   Contents of Interest Election Request...............     30
             (d)   Notice to Lenders...................................     31
             (e)   Failure to Elect....................................     31
             (f)   Limitations on Election.............................     31
   Section 2.08.   Termination and Reduction of Commitments............     31
             (a)   Mandatory Termination...............................     31
             (b)   Optional Termination or Reduction...................     31
             (c)   Notice..............................................     31
   Section 2.09.   Repayment of Loans; Evidence of Debt................     32
             (a)   Promise to Repay....................................     32


TABLE OF CONTENTS, Page i of vi

             (b)   Maintenance of Records by Lenders...................     32
             (c)   Maintenance of Records by Administrative Agent......     32
             (d)   Records Prima Facie Evidence........................     32
             (e)   Promissory Notes....................................     32
   Section 2.10.   Amortization of Term Loan...........................     32
   Section 2.11.   Prepayment of Loans.................................     33
             (a)   Mandatory Prepayment; Credit Limits Exceeded........     33
             (b)   Mandatory Prepayment; No Successful Syndication.....     33
             (c)   Receipt of Net Proceeds.............................     33
             (d)   Excess Cash Flow....................................     34
             (e)   Selection of Borrowing; Application of Prepayments..     34
             (f)   Notice..............................................     34
   Section 2.12.   Fees................................................     34
             (a)   Commitment Fee......................................     34
             (b)   Letter of Credit Fees...............................     35
             (c)   Administrative Agent Fees...........................     35
             (d)   Payment.............................................     35
   Section 2.13.   Interest............................................     35
             (a)   ABR Loans...........................................     35
             (b)   Eurodollar Loans....................................     35
             (c)   Default Rate........................................     35
             (d)   Payment.............................................     36
             (e)   Calculation.........................................     36
   Section 2.14.   Alternate Rate of Interest..........................     36
   Section 2.15.   Increased Costs.....................................     37
             (a)   Change in Law.......................................     37
             (b)   Capital Maintenance.................................     37
             (c)   Delivery of Certificate.............................     37
             (d)   No Waiver...........................................     37
   Section 2.16.   Break Funding Payments..............................     38
   Section 2.17.   Taxes...............................................     38
             (a)   Gross Up............................................     38
             (b)   Other Taxes.........................................     38
             (c)   Indemnification.....................................     38
             (d)   Delivery of Receipt of Payment......................     39
             (e)   Foreign Lenders.....................................     39
             (f)   Refunds.............................................     39
   Section 2.18.   Payments Generally; Pro Rata Treatment; Sharing of
                   Set-Offs;
                   Proceeds of Collateral..............................     39
             (a)   Payments............................................     39
             (b)   Application of Insufficient Payments................     40
             (c)   Sharing of Set-Offs.................................     40
             (d)   Payments Due Assumed Made...........................     40
             (e)   Set-off Against Amounts Owed to Lenders.............     40
             (f)   Proceeds of Guaranty and Collateral.................     41
   Section 2.19.   Mitigation Obligations..............................     41

ARTICLE III.       REPRESENTATIONS AND WARRANTIES......................     42
   Section 3.01.   Organization; Powers................................     42
   Section 3.02.   Authorization; Enforceability.......................     42


TABLE OF CONTENTS, Page ii of vi

   Section 3.03.   Governmental Approvals; No Conflicts................     42
   Section 3.04.   Financial Condition; No Material Adverse Change.....     42
             (a)   Financial Statements................................     42
             (b)   Pro Forma; Projections..............................     42
             (c)   Liabilities.........................................     43
             (d)   No Material Adverse Change..........................     43
   Section 3.05.   Properties..........................................     43
             (a)   Title...............................................     43
             (b)   Intellectual Property...............................     43
   Section 3.06.   Litigation and Environmental Matters................     43
             (a)   No Actions..........................................     43
             (b)   Environmental Compliance............................     43
             (c)   Disclosed Matters...................................     44
   Section 3.07.   Compliance with Laws and Agreements.................     44
   Section 3.08.   Investment Company Status...........................     44
   Section 3.09.   Taxes...............................................     44
   Section 3.10.   ERISA...............................................     44
   Section 3.11.   Disclosure..........................................     44
   Section 3.12.   Subsidiaries........................................     44
   Section 3.13.   Insurance...........................................     45
   Section 3.14.   Labor Matters.......................................     45
   Section 3.15.   Solvency............................................     45
   Section 3.16.   Margin Securities...................................     45
   Section 3.17.   Security Interest in Collateral.....................     45
   Section 3.18.   Common Enterprise...................................     46

ARTICLE IV.        CONDITIONS..........................................     46
   Section 4.01.   Effective Date......................................     46
             (a)   Execution of this Agreement.........................     46
             (b)   Opinion.............................................     46
             (c)   Existence and Authorization.........................     46
             (d)   Fees................................................     46
             (e)   Security Documents..................................     47
             (f)   Insurance...........................................     47
             (g)   Acquisition.........................................     47
             (h)   Pro Forma; Projections..............................     47
   Section 4.02.   Each Credit Event...................................     48
             (a)   Representations and Warranties......................     48
             (b)   No Default..........................................     48
             (c)   Credit Limits.......................................     48

ARTICLE V.         AFFIRMATIVE COVENANTS...............................     48
   Section 5.01.   Financial Statements and Other Information..........     48
             (a)   Annual Financial Statements.........................     48
             (b)   Quarterly Financial Statements......................     48
             (c)   Compliance Certificate..............................     49
             (d)   Auditors Certification..............................     49
             (e)   Borrowing Base Certificate..........................     49
             (f)   Additional Borrowing Base Asset Information.........     49
             (g)   Accounts Payable Aging..............................     50


TABLE OF CONTENTS, Page iii of vi

             (h)   Customer List.......................................     50
             (i)   Borrowing Base Asset Backup.........................     50
             (j)   Collateral Investment Value Certificate.............     50
             (k)   Annual Budget.......................................     50
             (l)   Securities Filings..................................     50
             (m)   Additional Information..............................     50
   Section 5.02.   Notices of Material Events..........................     51
   Section 5.03.   Existence; Conduct of Business......................     51
   Section 5.04.   Payment of Obligations..............................     51
   Section 5.05.   Maintenance of Properties...........................     52
   Section 5.06.   Insurance...........................................     52
   Section 5.07.   Casualty and Condemnation...........................     52
   Section 5.08.   Books and Records; Inspection and Audit Rights......     52
             (a)   Books and Records; Inspection.......................     52
             (b)   Audit Rights........................................     52
   Section 5.09.   Compliance with Laws................................     53
   Section 5.10.   Use of Proceeds and Letters of Credit...............     53
   Section 5.11.   Additional Subsidiaries.............................     53
   Section 5.12.   Further Assurances..................................     53
             (a)   Further Assurance...................................     53
             (b)   After Acquired Assets...............................     53
             (c)   Acquisition Documents...............................     54

ARTICLE VI.        NEGATIVE COVENANTS..................................     54
   Section 6.01.   Indebtedness; Certain Equity Securities.............     54
             (a)   Indebtedness........................................     54
             (b)   No Preferred Stock..................................     55
   Section 6.02.   Liens...............................................     55
   Section 6.03.   Fundamental Changes.................................     57
   Section 6.04.   Investments, Loans, Advances, Guarantees and
                   Acquisitions........................................     57
   Section 6.05.   Asset Sales.........................................     58
   Section 6.06.   Sale and Leaseback Transactions.....................     59
   Section 6.07.   Swap Agreements.....................................     59
   Section 6.08.   Restricted Payments; Certain Payments of
                   Indebtedness........................................     60
             (a)   Restricted Payments.................................     60
             (b)   Certain Payments of Indebtedness....................     60
   Section 6.09.   Transactions with Affiliates........................     60
   Section 6.10.   Restrictive Agreements..............................     61
   Section 6.11.   Change in Fiscal Year...............................     61
   Section 6.12.   Amendment to Acquisition Documents..................     61

ARTICLE VII.       FINANCIAL COVENANTS.................................     62
   Section 7.01.   Consolidated Net Worth..............................     62
   Section 7.02.   Leverage Ratio......................................     63
   Section 7.03.   Fixed Charge Coverage...............................     64


TABLE OF CONTENTS, Page iv of vi

ARTICLE VIII.      EVENTS OF DEFAULT...................................     64

ARTICLE IX.        THE ADMINISTRATIVE AGENT............................     67

ARTICLE X.         MISCELLANEOUS.......................................     69
   Section 10.01.  Notices.............................................     69
   Section 10.02.  Waivers; Amendments.................................     70
             (a)   No Waiver...........................................     70
             (b)   Amendments..........................................     70
   Section 10.03.  Expenses; Indemnity; Damage Waiver..................     70
             (a)   Expense Reimbursement...............................     70
             (b)   INDEMNIFICATION.....................................     71
             (c)   Lender Reimbursement................................     72
             (d)   Damage Limitation...................................     72
             (e)   Payment.............................................     72
             (f)   Protective Advances.................................     72
   Section 10.04.  Successors and Assigns..............................     73
             (a)   Binding Effect......................................     73
             (b)   Assignment..........................................     73
             (c)   Participations......................................     74
             (d)   Pledge..............................................     75
             (e)   Exceptions..........................................     75
   Section 10.05.  Survival............................................     75
   Section 10.06.  Counterparts; Integration; Effectiveness............     75
   Section 10.07.  Severability........................................     76
   Section 10.08.  Right of Setoff.....................................     76
   Section 10.09.  Governing Law; Jurisdiction; Consent to Service of
                   Process.............................................     76
             (a)   Governing Law.......................................     76
             (b)   Jurisdiction........................................     76
             (c)   Venue...............................................     77
             (d)   Service of Process..................................     77
   Section 10.10.  WAIVER OF JURY TRIAL................................     77
   Section 10.11.  Headings............................................     77
   Section 10.12.  Confidentiality.....................................     77
   Section 10.13.  Maximum Interest Rate...............................     78
             (a)   Limit...............................................     78
             (b)   Spreading, etc......................................     78
   Section 10.14.  No Duty.............................................     79
   Section 10.15.  No Fiduciary Relationship...........................     79
   Section 10.16.  Construction........................................     79
   Section 10.17.  Independence of Covenants...........................     79
   Section 10.18.  USA PATRIOT Act.....................................     79


TABLE OF CONTENTS, Page v of vi

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:

Schedule 2.01 - Commitments
Schedule 3.06 - Disclosed Matters
Schedule 3.12 - Subsidiaries
Schedule 6.01 - Existing Indebtedness
Schedule 6.02 - Existing Liens
Schedule 6.09 - Existing Affiliate Agreements
Schedule 6.10 - Existing Restrictions

EXHIBITS:

Exhibit A     - Form of Assignment and Assumption
Exhibit B     - Form of Guaranty Agreement
Exhibit C     - Form of Borrowing Base Certificate
Exhibit D     - Form of Security Agreement
Exhibit E     - Form of Collateral Investment Value Certificate
Exhibit F     - Form of Compliance Certificate


LIST OF SCHEDULES AND EXHIBITS, Solo Page

     CREDIT AGREEMENT dated as of December 9, 2005, among SPECTRALINK CORPORATION, the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

     The parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

     Section 1.01. Defined Terms below:

     "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Account" means, with respect to any Person, an account receivable owed to such Person which is evidenced by an invoice and has arisen in the ordinary course of business from the sale of goods or the performance of services by the Person.

     "Account Debtor" means any Person obligated on an Account.

     "Acquisition" means the acquisition of all of the outstanding Equity Interests in Kirk Telecom AS by a Foreign Subsidiary.

     "Acquisition Documents" means the Stock Purchase Agreement and all documentation executed and delivered in connection therewith.

     "Acquisition Investment" has the meaning assigned to such term in Section 6.04(a).

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means JPMorgan Chase Bank, N.A. in its capacity as Administrative Agent for the Lenders hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Agreement" means this Credit Agreement.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the Total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving


CREDIT AGREEMENT, Page 1

Commitments have terminated or expired pursuant to this Agreement, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement.

     "Applicable Rate" means, for any day with respect to any Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "LIBO Spread" or "Commitment Fee Rate", as the case may be, based upon the Leverage Ratio as of the most recent determination date; provided that until March 31, 2006 the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:

                                           ABR SPREAD   LIBO SPREAD   COMMITMENT FEE
CATEGORY            LEVERAGE RATIO            (BPS)        (BPS)           (BPS)
--------   -----------------------------   ----------   -----------   --------------
   1.      Greater than or equal to 2.00
           to 1.00                             175          275            50.0
   2.      Greater than or equal to 1.50
           to 1.00 but less than 2.00 to
           1.00                                150          250            50.0
   3.      Greater than or equal to 1.00
           to 1.00 but less than 1.50 to
           1.00                                125          225            50.0
   4.      Less than 1.00 to 1.00              100          200            37.5

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

     "Approved Fund" has the meaning assigned to such term in Section 10.04(b).

     "Assignment and Assumption" means an Assignment and Assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means SpectraLink Corporation, a Delaware corporation.

     "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Base" means, at any time, the sum of:

          (a) the sum of (i) the product of (A) 80% multiplied by (B) the Loan Parties' Eligible Accounts at such time, minus (ii) any Reserve related to Eligible Accounts, plus


CREDIT AGREEMENT, Page 2

          (b) the sum of (i) the product of (A) 50% multiplied by (B) the Loan Parties' Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, at such time, minus (ii) any Reserve related to Eligible Inventory.

The Administrative Agent may, in its Permitted Discretion, reduce the advance rates set forth above, adjust Reserves or reduce one or more of the other elements used in computing the Borrowing Base, with any such changes to be effective on the next Test Date after delivery of notice thereof to the Borrower and the Lenders. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to this Agreement.

     "Borrowing Base Certificate" means a certificate in the form of Exhibit C or any other form reasonably acceptable to the Administrative Agent, together with all attachments contemplated thereby.

     "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" means, for any period and a Person, (a) the additions to property, plant and equipment and other capital expenditures of such Person and its consolidated subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such Person and its consolidated subsidiaries during such period.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means the "Collateral" as defined in the Security Agreement and any and all property in which Liens have been granted to the Administrative Agent to secure the Obligations.


CREDIT AGREEMENT, Page 3

     "Collateral Investment Value" means, as of any date of determination, as of the Business Day immediately preceding the date of determination, the amount determined by adding the sum of the products obtained by multiplying: (a) the Market Value of the following which are then Eligible Investments: (i) Commercial Paper, (ii) U.S. Government Securities and (iii) Mutual Fund Shares by (b) the percentage in the table below that corresponds with the financial asset being valued:

                  FINANCIAL ASSETS                     PERCENTAGE
                  ----------------                     ----------
Commercial Paper (with a maturity less than or equal
   to 270 days)                                           95.0%
Commercial Paper (with a maturity of more than 270
   days)                                                  90.0%
U.S. Government Securities                                95.0%
Mutual Fund Shares                                        80.0%

     "Collateral Investment Value Certificate" means a certificate in the form of Exhibit E or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

     "Commercial Paper" commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's.

     "Commitment" means a Revolving Commitment or the Term Loan Commitment or any combination thereof (as the context requires).

     "Consolidated Net Income" has the meaning assigned to such term in Section 7.01.

     "Consolidated Net Worth" has the meaning assigned to such term in Section 7.01.

     "Contract Rate" has the meaning assigned to such term in Section 10.13(a).

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Deposit Obligations" means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender arising pursuant to any deposit, lock box or cash management arrangements entered into by any Lender or any Affiliate of any Lender with the Borrower or any Subsidiaries, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to repay any credit extended in connection with such arrangements, interest thereon, and all fees, costs, and expenses (including attorneys' fees and expenses), in each case as provided for in the documentation executed in connection therewith.

     "Disclosed Matters" means all the matters disclosed in the Borrower's reports to the Securities and Exchange Commission on form 10-Q for the quarterly period ended September 30, 2005, on form 10-K for the fiscal year ended December 31, 2004, and on form 8-K for any period subsequent to September 30, 2005 and prior to the Effective Date.


CREDIT AGREEMENT, Page 4

     "Disposition" has the meaning assigned to such term in Section 6.05.

     "dollars" or "$" refers to lawful money of the United States of America.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

     "EBITDA" has the meaning assigned to such term in Section 7.02.

     "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

     "Eligible Account" means, at any time, each Account of each Loan Party that, at the time of creation and at all times thereafter is not excluded from inclusion in the calculation of the Borrowing Base as ineligible pursuant to any of clauses (a) through (y) below. Without limiting the Administrative Agent's discretion provided herein, Eligible Accounts shall not include any Account:

          (a) which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

          (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

          (c) which is unpaid more than 90 days after the date of the original invoice therefor or more than 60 days after the original due date, or which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 90 days from the date of invoice or more than 60 days from the due date);

          (d) which is owing by an Account Debtor for which more than 25% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

          (e) which is owing by an Account Debtor whose securities are rated BBB or better by S&P or Baa3 or better by Moody's to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 30% of the aggregate Eligible Accounts or which are owing by any other Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Loan Parties exceeds 10% of the aggregate Eligible Accounts, in each case only to the extent of such excess;

          (f) with respect to which any covenant, representation, or warranty contained in this Agreement or in the Security Agreement has been breached or is not true in any material respect;

          (g) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) the payment of which is contingent upon a Loan Party's completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest;


CREDIT AGREEMENT, Page 5

          (h) for which the goods (if any) giving rise to such Account have not been shipped to the Account Debtor or if such Account was invoiced more than once;

          (i) with respect to which any check or other instrument of payment has been returned uncollected for any reason;

          (j) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition Accounts payable to an Account Debtor that is a debtor-in-possession under Federal bankruptcy laws and is reasonably acceptable to the Administrative Agent), (iv) has admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business;

          (k) which is owed by any Account Debtor which has sold all or a substantially all of its assets, unless the transferee has assumed the obligations with respect to such Account;

          (l) which is owed by an Account Debtor which (i) does not maintain its chief executive office in Canada or the U.S. or (ii) is not organized under applicable law of the U.S., any state of the U.S., the District of Columbia, Canada, or any territory of Canada unless, in either case, either such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of and is directly drawable by the Administrative Agent or such Account is covered by credit insurance reasonably acceptable to the Administrative Agent issued by an insurer reasonably acceptable to the Administrative Agent;

          (m) which is owed in any currency other than dollars;

          (n) which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than Canada or any territory of Canada or the U.S. or any state or city of the U.S. unless either such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of and is directly drawable by the Administrative Agent or such Account is covered by credit insurance reasonably acceptable to the Administrative Agent issued by an insurer reasonably acceptable to the Administrative Agent, or (ii) the government of Canada or the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727 et seq., if applicable, and 41 U.S.C. Section 15 et seq.) and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent's reasonable satisfaction;

          (o) which is owed by any Affiliate, employee, officer or director of any Loan Party;

          (p) which, for any Account Debtor, exceeds a credit limit reasonably determined by the Administrative Agent, to the extent of such excess;

          (q) which (i) is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of the lesser of such indebtedness and the face amount of such Account, or (ii) is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, but in each case to the extent thereof;


CREDIT AGREMENT, Page 6

          (r) which is subject to any counterclaim, deduction, defense, setoff or dispute, but only to the extent of the lesser of the amount of any such counterclaim, deduction, defense, setoff or dispute and the face amount of such Account;

          (s) which is evidenced by any promissory note, chattel paper, or instrument;

          (t) which is owed by an Account Debtor located in any jurisdiction which requires filing of a "Notice of Business Activities Report" or other similar report in order to permit the applicable Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless the applicable Loan Party has filed such report or qualified to do business in such jurisdiction;

          (u) with respect to which the applicable Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than reductions, discounts and adjustments given in the ordinary course of business, or that portion of an any Account which was partially paid and the applicable Loan Party created a new receivable for the unpaid portion of such Account;

          (v) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

          (w) which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than the applicable Loan Party has or has had an ownership interest in such goods, or which indicates any party other than the applicable Loan Party as payee or remittance party;

          (x) which was created on cash on delivery terms; or

          (y) which the Administrative Agent determines may not be paid by reason of the Account Debtor's inability to pay or which the Administrative Agent otherwise determines in its Permitted Discretion is unacceptable for any reason whatsoever.

In the event that an Account which was previously an Eligible Account ceases to be an Eligible Account hereunder, the Borrower shall exclude such Account from Eligible Accounts on, and at the time of submission to the Administrative Agent of, the next Borrowing Base Certificate. In determining the amount of an Eligible Account, the face amount of an Account shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that a Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account. Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective on the next Test Date after delivery of notice thereof to the Borrower and the Lenders.

     "Eligible Inventory" means all Inventory of each Loan Party that, at the time of purchase and at all times thereafter was not excluded from inclusion in the calculation of the Borrowing Base as a result of such Inventory not being eligible under any of clauses (a) through (p) below. Without limiting the Administrative Agent's discretion provided herein, Eligible Inventory shall not include any Inventory:

          (a) which is not subject to a first priority perfected Lien in favor of the Administrative Agent;


CREDIT AGREEMENT, Page 7

          (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent;

          (c) which is slow moving, obsolete, unmerchantable, defective, unfit for sale, or not salable;

          (d) with respect to which any covenant, representation, or warranty contained in this Agreement or the Security Agreement has been breached or is not true in any material respect and which does not conform in all material respects to all standards imposed by any Governmental Authority having regulatory authority over such goods with respect thereto;

          (e) which is not owned by any Loan Party or which any Loan Party does not have marketable title thereto;

          (f) which is not finished goods or raw materials or which constitutes work-in-process, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business except for raw materials;

          (g) which is not located in the U.S. or is in transit with a common carrier from vendors and suppliers;

          (h) which is located in any location leased by the applicable Loan Party unless (i) the lessor has delivered to the Administrative Agent a lien subordination agreement in form and substance reasonably satisfactory to the Administrative Agent, or (ii) a reserve for rent equal to three months' rent at such location has been established by the Administrative Agent in its Permitted Discretion;

          (i) which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a document of title, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a lien acknowledgement and the applicable Loan Party shall have taken the actions with respect to such third party required by
Section 4.3 of the Security Agreement, or (ii) an appropriate Reserve has been established by the Administrative Agent in its Permitted Discretion;

          (j) which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

          (k) which is a discontinued product or component thereof;

          (l) which is the subject of a consignment by the Borrower as consignor;

          (m) which is perishable;

          (n) which contains or bears any intellectual property rights licensed to the applicable Loan Party unless the Administrative Agent may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

          (o) which is not reflected in a current perpetual inventory report of the applicable Loan Party; or


CREDIT AGREEMENT, Page 8

          (p) which the Administrative Agent has provided written or telephonic notice to the Borrower that the Administrative Agent has determined in its Permitted Discretion that such Inventory is unacceptable for any reason whatsoever for inclusion in the Borrowing Base.

In the event that Inventory which was previously Eligible Inventory ceases to be Eligible Inventory hereunder, the Borrower shall exclude such Inventory from Eligible Inventory on, and at the time of submission to the Administrative Agent of, the next Borrowing Base Certificate. Standards of eligibility may be made more restrictive from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective on the next Test Date after delivery of notice thereof to the Borrower and the Lenders.

     "Eligible Investments" means Commercial Paper, U.S. Government Securities and Mutual Fund Shares; provided that, unless otherwise agreed by the Administrative Agent in its sole discretion, Eligible Investments shall not include any Commercial Paper, U.S. Government Securities and Mutual Fund Shares:

          (a) which are not subject to a first priority perfected Lien in favor of the Administrative Agent;

          (b) which are not on deposit in the Securities Account;

          (c) which are subject to any Lien other than (i) a Lien in favor of the Administrative Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent; or

          (d) which the Administrative Agent has determined in its Permitted Discretion is unacceptable for any reason.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests in a Person, and any warrants, options or other rights to acquire such interests.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.


CREDIT AGREEMENT, Page 9

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VIII.

     "Excess Cash Flow" means, for any period, the sum (without duplication) of:

          (a) the consolidated net income (or loss) of the Borrower and its consolidated Subsidiaries for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

          (b) depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such period; plus

          (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

          (d) the sum of (i) any non-cash gains included in determining such consolidated net income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus (iii) the amount, if any, by which the consolidated deferred revenues of the Borrower and its consolidated Subsidiaries decreased during such period; minus

          (e) Capital Expenditures for such period; minus

          (f) Restricted Payments permitted to be made during such period under the terms hereof; minus

          (g) the aggregate principal amount of Indebtedness repaid or prepaid by the Borrower and its consolidated Subsidiaries during such period, excluding
(i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans


CREDIT AGREEMENT, Page 10
prepaid pursuant to Section 2.11(b), (c) or (d), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (g) when made, and (iv) Indebtedness referred to in clause (iii) of Section 6.01(a).

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof),
(b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

     "Executive Order" has the meaning assigned to such term in Section
10.04(e).

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     "Fixed Charges" has the meaning assigned to such term in Section 7.03.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other governmental entity properly exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation (including any obligations under an operating lease) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such


CREDIT AGREEMENT, Page 11

Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation (including any obligations under an operating lease) of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee obligation of any guarantor shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed obligation is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such guarantee obligation, unless such primary obligation and the maximum amount for which such guarantor may be liable are not stated or determinable, in which case the amount of such Guarantee obligation shall be such guarantor's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guaranty Agreement" means the guaranty of the Subsidiary Loan Parties in the form of Exhibit B hereto.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) all Guarantees by such Person; (h) the principal portion of all Capital Lease Obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances; (k) all obligations of such Person in respect of mandatory redemption or mandatory dividend rights on Equity Interests but excluding dividends payable solely in additional Equity Interests; (1) all obligations of such Person, contingent or otherwise, for the payment of money under any noncompete, consulting or similar agreement entered into with the seller of a target of a proposed acquisition or any other similar arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof; (m) all obligations of such Person under any Swap Agreement; and (n) all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement shall, at any time of


CREDIT AGREEMENT, Page 12
determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP. For the avoidance of doubt, "Indebtedness" shall not include obligations or liabilities to pay rent under operating leases but only to the extent such obligations or liabilities do not constitute Indebtedness under clause (n) of this definition.

     "Indemnified Taxes" means Taxes other than Excluded Taxes. "Information" has the meaning assigned to such term in Section 10.12(a).

     "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Revolving Loan Maturity Date or Term Loan Maturity Date, as applicable, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Inventory" means inventory, as defined in the UCC.

     "Issuing Bank" means JPMorgan Chase Bank, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Collateral Account" has the meaning assigned to such term in Section 2.05(j).

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.


CREDIT AGREEMENT, Page 13

     "LC Shortfall Amount" means an amount equal to the difference of (i) the amount of LC Exposure at such time, less (ii) the amount on deposit in the LC Collateral Account which has not been applied against the obligations of the Borrower under this Agreement.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

     "Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Total Indebtedness as of such date to EBITDA for the four fiscal quarters then ended.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Loan" means a Term Loan, a Revolving Loan or a Swingline Loan, but excludes a Letter of Credit.

     "Loan Documents" means this Agreement, the Guaranty Agreement, the Security Agreement and all other certificates, agreements and other documents or instruments now or hereafter executed or delivered pursuant to or in connection with the foregoing. Any reference in this Agreement or any other Loan Document to a Loan Documents shall include all appendices, exhibits or schedules thereto.

     "Loan Obligations" means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to the Administrative Agent and the Lenders arising pursuant to any of the Loan Documents, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including the obligation of the Borrower or any Subsidiaries to repay the Loans, the LC Disbursements, interest on the Loans and LC Disbursements, and all fees, costs, and expenses (including reasonable attorneys' fees and expenses) provided for in the Loan Documents.

     "Loan Parties" means the Borrower and the Subsidiary Loan Parties.


CREDIT AGREEMENT, Page 14

     "Market Value" means the market value as determined by the Administrative Agent in its Permitted Discretion by any reasonable method, which determination shall be deemed conclusive absent manifest error. Using published figures in The Wall Street Journal or any reporting service used by the Administrative Agent is agreed to be reasonable. Where market value is determined by regulatory rule, e.g., Regulation U, the method of determination under such rule shall be controlling. For purposes of the foregoing:

               (i) the Market Value of Commercial Paper shall be determined by multiplying the aggregate face value of such Commercial Paper, by the "close" price (expressed as a percentage) of Commercial Paper such less commissions, if any, or if a quotation price is unavailable for any reason, the current market value of such Commercial Paper as determined by the Administrative Agent in any reasonable manner it deems appropriate;

               (ii) The Market Value of U.S. Government Securities shall be determined by multiplying the aggregate face amount of such U.S. Government Securities, by the closing "bid" price (expressed as a percentage) of such U.S. Government Securities or if a quotation price is unavailable for any reason, the current market value of U.S. Government Securities as determined by the Administrative Agent in any reasonable manner it deems appropriate; and

               (iii) The Market Value of Mutual Fund Shares shall be determined by multiplying the number of such Mutual Fund Shares, by the "NAV" of such Mutual Fund Shares less commissions, if any or if a quotation price is unavailable for any reason, the current market value of such Mutual Fund Shares as determined by the Lender in any reasonable manner it deems appropriate.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the Collateral or the Administrative Agent's Liens on the Collateral or the priority of such Liens or (d) the rights of or benefits available to the Lenders under any Loan Document.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit but including obligations in respect of one or more Swap Agreements) of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000.

     "Material Subsidiary" means (i) each Loan Party, (ii) any Subsidiary whose Equity Interest has been pledged to secure the Obligations, and (iii) any other Subsidiary of the Borrower whose assets or annual revenues together with the assets or annual revenues, as the case may be, of its Subsidiaries constitute 5% or more of the total assets or annual revenues (on a pro forma basis for the most recently ended fiscal year) of the Borrower and its Subsidiaries on a consolidated basis.

     "Maximum Rate" has the meaning assigned to such term in Section 10.13(a).

     "Mutual Fund Shares" means shares of money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least A by S&P or at least Aa2 by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.


CREDIT AGREEMENT, Page 15

     "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all fees, commissions, premiums, underwriting discounts, costs and expenses paid or incurred by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event,
(iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and (iv) the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).

     "Net Working Capital" means, at any date, (a) the consolidated current assets of the Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

     "Obligations" means all Loan Obligations, Swap Obligations and Deposit Obligations.

     "OFAC" has the meaning assigned to such term in Section 10.04(e).

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "Participant" has the meaning assigned to such term in Section 10.04(c).

     "Patriot Act" has the meaning assigned to such term in Section 10.18.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

     "Permitted Encumbrances" means:

          (a) Liens imposed by law for Taxes, assessments or governmental charges or levies that are not yet due or are being contested in compliance with
Section 5.04;

          (b) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's, supplier's, processors', and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;


CREDIT AGREEMENT, Page 16

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) utility deposits and deposits to secure the performance of bids, tenders, contracts, leases, statutory obligations, surety and appeal bonds (or deposits made to otherwise secure an appeal, stay or discharge in the course of legal proceedings), performance or completion bonds and other obligations of a like nature or other cash deposits required to be made, in each case in the ordinary course of business;

          (e) judgment liens and judicial attachment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

          (f) easements, zoning restrictions, rights-of-way, reservations, subdivisions, and similar encumbrances or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of owned or leased real property and minor defects and irregularities in title on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

          (g) liens arising from filing UCC financing statements regarding leases permitted by this Agreement;

          (h) leases or subleases entered into by Borrower or a Subsidiary in good faith with respect to its property not used in its business and which do not materially interfere with the ordinary conduct of business of the Borrower or any Significant Subsidiary; and

          (i) liens incurred by Borrower with the consent of the Required
Lenders;

     provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness for borrowed money.

     "Permitted Investments" means:

          (a) U.S. Government Securities;

          (b) Commercial Paper;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the types described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

          (e) Money Market Shares.


CREDIT AGREEMENT, Page 17

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a) through (k) of
Section 6.05;

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event; or

          (c) the issuance by the Borrower of any Equity Interests, or the receipt by the Borrower of any capital contribution, other than any such issuance of Equity Interests to directors, officers, employees or consultants of the Borrower or any Subsidiary; or

          (d) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a).

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Protective Advance" has the meaning assigned to such term in Section 10.03(f).

     "Register" has the meaning assigned to such term in Section 10.04(b)(iv).

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees and agents of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

     "Reserves" means any reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain with respect to the Collateral or any Loan Party. Any modification to the Reserves after the Effective Date shall be made by the Administrative Agent (in its Permitted Discretion) based on facts, circumstances or conditions arising (or becoming known to the Administrative Agent) after the Effective Date.

     "Responsible Officer" means, with respect to any Person, the chief executive officer, president, principal accounting officer, chief financial officer, chief internal general counsel, treasurer or controller of such Person.


CREDIT AGREEMENT, Page 18

     "Restricted Indebtedness" means Indebtedness of the Borrower or any Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08(b).

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

     "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Revolving Maturity Date and (b) the date of termination of the Revolving Commitments in accordance with this Agreement.

     "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as a percentage of the Total Revolving Commitments and representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04(b). Each Lender's percentage of the Total Revolving Commitments is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.

     "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

     "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

     "Revolving Maturity Date" means December 9, 2008.

     "S&P" means Standard & Poor's Rating Group (a division of McGraw-Hill,
Inc.).

     "Secured Parties" means the Administrative Agent, the Lenders and each Affiliate of a Lender who is owed any portion of the Obligations.

     "Securities Account" means the securities account of the Borrower held at J.P. Morgan Securities Inc. identified in the Security Agreement.

     "Security Agreement" means the Security Agreement among the Borrower, the Subsidiary Loan Parties and the Administrative Agent in substantially the form attached hereto as Exhibit D.

     "Security Documents" means the Guaranty Agreement, the Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the Obligations.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding


CREDIT AGREEMENT, Page 19

(currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Stock Purchase Agreement" means that certain Stock Purchase Agreement to be dated on or about December 12, 2005 among the Borrower, SpectraLink Denmark ApS and each of the shareholders of Kirk Telecom A/S, which agreement is in form and substance reasonably acceptable to the Administrative Agent.

     "Subject Person" has the meaning assigned to such term in Section 7.01.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.

     "Subsidiary Loan Party" means any wholly-owned Subsidiary that is not a Foreign Subsidiary or a Domestic Subsidiary of a Foreign Subsidiary.

     "Successful Syndication" means one or more assignments by JPMorgan Chase Bank, N.A. of its Commitments and the Loans in accordance with Section 10.04(b) if after giving effect to all such assignments, the aggregate amount of Commitments and Loans held by JPMorgan Chase Bank, N.A. does not exceed $15,000,000. The date of the Successful Syndication shall be the effective date of the last assignment that reduces JPMorgan Chase Bank, N.A.'s Commitments and the Loans to an aggregate amount equal to or less then $15,000,000.

     "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

     "Swap Obligations" means all obligations, indebtedness, and liabilities of the Borrower or any Subsidiaries, or any one of them, to any Lender or any Affiliate of any Lender, arising pursuant to any Swap Agreements entered into by such Lender or Affiliate with the Borrower or any Subsidiaries, or any one of them, whether now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including all fees, costs, and expenses (including attorneys' fees and expenses) provided for in such Swap Agreements.


CREDIT AGREEMENT, Page 20

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means JPMorgan Chase Bank, N.A. in its capacity as the lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.04.

     "Syndication Period" means the period from the Effective Date to the earlier of February 28, 2006 or the date of the Successful Syndication.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loans" means a Loan made pursuant to clause (a) of Section 2.01.

     "Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04(b). The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan Commitments is $15,000,000.

     "Term Loan Lender" means a Lender with a Term Loan Commitment or an outstanding Term Loan.

     "Term Loan Maturity Date" means December 9, 2008.

     "Test Date" means (a) so long as no Default exists, the last Business Day of each calendar month and the date of any proposed Borrowing or issuance of a Letter of Credit and (b) at any time when a Default exists, three Business Days after any date selected by the Administrative Agent. When a Default exists, the Administrative Agent may establish the "Test Date" on one or more occasions.

     "Total Indebtedness" has the meaning assigned to such term in Section 7.02.

     "Total Revolving Commitments" means (a) $20,000,000 from the Effective Date to and including June 30, 2006 and (b) $25,000,000 from and including July 1, 2006 to but excluding the last day of the Revolving Availability Period, in each case as the same may be reduced pursuant to Section 2.08 with the amount of any reduction made prior to June 30, 2006 being applied to both the amount set forth in clause (a) and the amount set forth in clause (b).

     "Transaction Documents" means the Loan Documents and the Acquisition Documents.

     "Transactions" means the Acquisition and the execution, delivery and performance of the Loan Documents and the other transactions contemplated hereby.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.


CREDIT AGREEMENT, Page 21

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to applied in connection with the issue of perfection of security interests.

     "U.S." means the United States of America.

     "U.S. Government Securities" means direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

     Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". The word "or" means "and/or". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (f) any reference to a statute or law shall be deemed to be a reference to such statute or law, as amended, and shall include a reference to any corresponding provision of future law.

     Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


CREDIT AGREEMENT, Page 22

                                   ARTICLE II.

                                   The Credits

     Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in an aggregate principal amount equal to its Term Loan Commitment, and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount:

               (i) that will not cause such Lender's Revolving Exposure to exceed such Lender's Revolving Commitment;

               (ii) that during the Syndication Period will not result in the sum of (A) the Revolving Exposures plus (B) the outstanding principal amount of the Term Loan minus (C) $15,000,000 exceeding the aggregate Collateral Investment Value then in effect; and

               (iii) that during the period from and including July 1, 2006 to the last day of the Revolving Availability Period, will not result in the sum of the Revolving Exposures exceeding the lesser of the Total Revolving Commitments and the Borrowing Base then in effect;

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

     Section 2.02. Loans and Borrowings.

          (a) Borrowings. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The initial Term Loan Borrowing shall be made in the entire aggregate amount of the Term Loan Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Type of Borrowings. Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect such Lender's Commitment or the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) Minimum Amounts. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $50,000 and not less than $100,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by
Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1.00 and not less than $25,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five Eurodollar Borrowings outstanding at any particular time.


CREDIT AGREEMENT, Page 23

          (d) Limitation on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

     Section 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Houston, Texas time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Loan Borrowing;

               (ii) the aggregate amount of such Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and account number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     Section 2.04. Swingline Loans.

          (a) Commitment. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that:

               (i) will not result in the aggregate principal amount of all outstanding Swingline Loans exceeding $5,000,000;


CREDIT AGREEMENT, Page 24

               (ii) that during the Syndication Period will not result in the sum of (A) the Revolving Exposures plus (B) the outstanding principal amount of the Term Loan minus (C) $15,000,000 exceeding the aggregate Collateral Investment Value then in effect; and

               (iii) that during the period from and including July 1, 2006 to the last day of the Revolving Availability Period, will not result in the sum of the Revolving Exposures exceeding the lesser of the Total Revolving Commitments and the Borrowing Base then in effect;

provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) Request for a Swingline Loan. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 11:00 a.m., Houston, Texas time, on the day of the proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., Houston, Texas time, on the requested date of such Swingline Loan.

          (c) Revolving Lender Participation in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Houston, Texas time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter all payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be


CREDIT AGREEMENT, Page 25
refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     Section 2.05. Letters of Credit.

          (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of, and the Issuing Bank shall issue, Letters of Credit for the account of the Borrower or other Loan Party, in a form, and supporting a transaction, reasonably acceptable to the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension:

               (i) the LC Exposure shall not exceed $5,000,000;

               (ii) during the Syndication Period, the sum of (A) the Revolving Exposures plus (B) the outstanding principal amount of the Term Loan minus (C) $15,000,000 shall not exceed the aggregate Collateral Investment Value then in effect; and

               (iii) during the period from and including July 1, 2006 to the last day of the Revolving Availability Period, the total Revolving Exposures shall not exceed the lesser of the Total Revolving Commitments and the Borrowing Base then in effect.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to 5:00 p.m., Houston, Texas time on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) (provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods not to extend past the date in clause (ii) below) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and


CREDIT AGREEMENT, Page 26
unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Sections 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure


CREDIT AGREEMENT, Page 27
to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.


CREDIT AGREEMENT, Page 28

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.05(j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the "LC Collateral Account"), an amount in cash equal to the LC Shortfall Amount as of such date; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence and during the continuance of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(a), and any such cash collateral so deposited and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with Section 2.11(a). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence and continuance of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(a), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(a) and no Default shall have occurred and be continuing.

     Section 2.06. Funding of Borrowings.

          (a) Funding. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in dollars, to an account of the Borrower maintained with the Administrative Agent or by wire transfer, automated clearing house debit or interbank transfer to such other account, accounts or Persons designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Borrowings Assumed Made by Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable


CREDIT AGREEMENT, Page 29

Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     Section 2.07. Interest Elections.

          (a) Conversion and Continuation. Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) Interest Election Request. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Contents of Interest Election Request. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.


CREDIT AGREEMENT, Page 30

          (d) Notice to Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) Failure to Elect. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

          (f) Limitations on Election. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

     Section 2.08. Termination and Reduction of Commitments.

          (a) Mandatory Termination. Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., Houston, Texas time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date. In addition, if a Successful Syndication shall not have occurred by February 28, 2006, then the Term Loan Commitments shall terminate (with the Term Loan being fully due and payable pursuant to Section 2.11) and the Revolving Commitments shall be automatically and permanently reduced to an amount equal to the sum of (1) $15,000,000, plus (2) the aggregate amount of Revolving Commitments and Revolving Loans assigned by JPMorgan Chase Bank, N.A. in accordance with Section 10.04(b) on or prior to February 28, 2006.

          (b) Optional Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the total Revolving Exposures would exceed the total Revolving Commitments.

          (c) Notice. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness or closing of other credit facilities or other transactions, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.


CREDIT AGREEMENT, Page 31

     Section 2.09. Repayment of Loans; Evidence of Debt.

          (a) Promise to Repay. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Term Loan of such Lender as provided in
Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

          (b) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) Maintenance of Records by Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) Records Prima Facie Evidence. The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Promissory Notes. Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and the Borrower, each in its reasonable discretion. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns), except to the extent that any such Lender subsequently returns any such promissory note for cancellation and requests that such Loans once again be evidenced as described in paragraph (b) or (c) of this Section.

     Section 2.10. Amortization of Term Loan. The Borrower hereby unconditionally promises to repay the Term Loan in equal installments of $1,250,000 each, due and payable on the last day of each March, June, September and December of each year commencing March 31, 2006 and continuing until and including September 30, 2008. Any remaining principal outstanding under the Term Loan shall be due and payable on the Term Loan Maturity Date. Prior to any repayment of any Term Borrowings, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., Houston, Texas time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.


CREDIT AGREEMENT, Page 32

     Section 2.11. Prepayment of Loans. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without penalty or premium (other than breakage costs and similar expenses, if any, due under Section 2.16), subject to the notice requirements set forth in paragraph
(f) of this Section.

          (a) Mandatory Prepayment; Credit Limits Exceeded.

               (i) During Syndication Period. If during the Syndication Period the sum of (A) the Revolving Exposures plus (B) the outstanding principal amount of the Term Loan minus (C) $15,000,000 exceeds the aggregate Collateral Investment Value at any time, the Borrower shall either: (x) prepay the Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to the applicable excess or (y) deposit additional Eligible Investments into the Securities Account with a Collateral Investment Value equal to the excess. Prepayments made pursuant to this clause (i) shall be applied first to the Term Loan and the installments due thereunder in the inverse order of maturity, then to the Swingline Borrowings until paid in full and then to the Revolving Borrowings.

               (ii) Prior to July 1, 2006. In the event and on such occasion that the sum of the Revolving Exposures exceeds the Total Revolving Commitments at any time prior to July 1, 2006, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to
Section 2.05(j)) in an aggregate amount equal to the applicable excess.

               (iii) After July 1, 2006. In the event and on such occasion on and after July 1, 2006 that the sum of the Revolving Exposures exceed the lesser of the Total Revolving Commitments or the Borrowing Base as of the most recent Test Date, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to the applicable excess.

          (b) Mandatory Prepayment; No Successful Syndication. In the event that a Successful Syndication shall not have occurred by February 28, 2006, the Borrower shall prepay the Term Loans in full and shall repay Revolving Borrowings or Swingline Borrowings in an amount so that after effect thereto, the sum of the Revolving Exposures does not exceed the lesser of the Total Revolving Commitments (as reduced pursuant to Section 2.08(a) as a result of the fact the a Successful Syndication shall not have occurred) or the Borrowing Base. The Borrower may liquidate the financial assets then on deposit in the Securities Account to make the payments due under this clause (b) and if the Borrower fails to make any payment required by this clause (b) by March 1, 2006, the Administrative Agent may send a notice of control under the control agreement governing the Securities Account and may liquidate the financial assets then on deposit therein to make the payment.

          (c) Receipt of Net Proceeds. In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to:

               (i) 100% of the Net Proceeds from any event described in clauses
(a) (i.e., asset dispositions), (b) (i.e., casualty events) or (d) (i.e., indebtedness) of the definition of the term Prepayment Event; provided that, in the case of any event described in clause (a) of the definition of the term Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event, within 180 days after receipt of such Net Proceeds, to acquire real property, equipment


CREDIT AGREEEMENT, Page 33
or other tangible assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 180 - day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied; and

               (ii) 50% of the Net Proceeds from any event described in clause
(c) (i.e., issuance of Equity Interests) of the definition of the term Prepayment Event.

          (d) Excess Cash Flow. Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2005, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year; provided that if Excess Cash Flow for such fiscal year is less than $100,000, then no prepayments under this Section 2.11(d) shall be required for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01(a) with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 120 days after the end of such fiscal year).

          (e) Selection of Borrowing; Application of Prepayments. Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. Optional and mandatory prepayments of the Term Loan shall be applied to the installments due under the Term Loan in the inverse order of maturity.

          (f) Notice. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Houston, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Houston, Texas time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Houston, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     Section 2.12. Fees.

          (a) Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the date which is three Business Days following the last day of each March, June, September and December of each year and on the date on which the Revolving


CREDIT AGREEMENT, Page 34

Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees for all Lenders other than the Swingline Lender, a Revolving Commitment of such Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose). For purposes of computing commitment fees for the Swingline Lender, the Swingline Lender's Revolving Commitment shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of the Swingline Lender in its capacity as a Revolving Lender plus all Swingline Loans.

          (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) Payment. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances in absence of manifest error.

     Section 2.13. Interest.

          (a) ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Default Rate. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at


CREDIT AGREEMENT, Page 35
stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section. In addition, if an Event of Default exists and the Required Lenders request, the outstanding principal amount of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section.

          (d) Payment. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) Calculation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     Section 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.


CREDIT AGREEMENT, Page 36

     Section 2.15. Increased Costs.

          (a) Change in Law. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

               (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase (by an amount deemed by such Lender or Issuing Bank to be material) the cost (other than with respect to Taxes, which shall be governed solely by Section 2.17) to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase (by an amount deemed by such Lender or Issuing Bank to be material) the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce (by an amount deemed by such Lender or Issuing Bank to be material) the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) Capital Maintenance. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing (by an amount deemed by such Lender or Issuing Bank to be material) the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) Delivery of Certificate. A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

          (d) No Waiver. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.


CREDIT AGREEMENT, Page 37

     Section 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (other than any lost profit or margin) attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (without the addition of the Applicable Margin) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the basis for calculating any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof. The Borrower shall not be obligated to compensate a Lender pursuant to this Section for any amount relating to any such event occurring more than 180 days prior to the date such Lender notifies the Borrower of such Lender's intention to claim compensation therefor.

     Section 2.17. Taxes.

          (a) Gross Up. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) Other Taxes. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Indemnification. Subject to Sections 2.17(e) and (f), the Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 Business Days after written demand (which shall contain the certificate described below) therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for calculating the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.


CREDIT AGREEMENT, Page 38

          (d) Delivery of Receipt of Payment. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax (including backup withholding) under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f) Refunds. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund (whether received in cash or constructively received as a credit against another tax liability imposed by the same taxing authority) of any Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and any Taxes paid with respect to such indemnity payments or other amounts and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

     Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-Offs; Proceeds of Collateral.

          (a) Payments. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under
Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, Houston, Texas time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 1111 Fannin, 9th Floor Houston, Texas 77002 except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.


CREDIT AGREEMENT, Page 39

          (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) Sharing of Set-Offs. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation; provided that, the amount of any such set-off or counterclaim shall be applied towards the satisfaction of the Borrower's Obligations to the Lender that sold or assigned such participation.

          (d) Payments Due Assumed Made. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) Set-off Against Amounts Owed to Lenders. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(a) or (b), 2.18(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such


CREDIT AGREEMENT, Page 40

Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          (f) Proceeds of Guaranty and Collateral. All amounts received under the Guaranty Agreement and all proceeds received by the Administrative Agent from the sale or other liquidation of the Collateral when an Event of Default exists shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to the Administrative Agent in its capacity as Administrative Agent only and then any remaining amount of such proceeds shall be distributed:

               (i) first, to an account at the Administrative Agent over which the Administrative Agent shall have control in an amount sufficient to fully collateralize all LC Exposure then outstanding;

               (ii) second, to the Lenders, pro rata in accordance with the respective unpaid amounts of Loan Obligations, until all the Loan Obligations have been paid and satisfied in full or cash collateralized;

               (iii) third, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of Swap Obligations relating to any interest rate, currency or commodity Swap Agreement, until all such Swap Obligations have been paid and satisfied in full or cash collateralized;

               (iv) fourth, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the Deposit Obligations, until all Deposit Obligations have been paid and satisfied in full or cash collateralized; and

               (v) fifth, to the Secured Parties, pro rata in accordance with the respective unpaid amounts of the remaining Obligations. After all the Obligations (including without limitation, all contingent Obligations) have been paid and satisfied in full, all Commitments terminated and all other obligations of any Secured Party to any Loan Party otherwise satisfied, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by the Borrower or as otherwise determined by applicable law or applicable court order.

     Section 2.19. Mitigation Obligations. If any Lender requests compensation or indemnification under Section 2.15 or 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.


CREDIT AGREEMENT, Page 41

                                  ARTICLE III.

                         Representations and Warranties

     The Borrower represents and warrants to the Lenders that:

     Section 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries (with respect to any Foreign Subsidiary, only to the extent applicable) is duly organized, validly existing and, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification or good standing is required.

     Section 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Transaction Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a), solely with respect to the Borrower and its Subsidiaries, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect or waived, actions and filings necessary to perfect Liens in the Collateral, the filing of this Agreement and one or more other Loan Documents with the Securities and Exchange Commission on form 8-K, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority applicable to the Borrower or any of its Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

     Section 3.04. Financial Condition; No Material Adverse Change.

          (a) Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by KPMG, LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Pro Forma; Projections. The Borrower has heretofore furnished to the Lenders its projected pro forma consolidated balance sheet as of January 1, 2006 prepared giving effect to the Transactions as if the Transactions will occur on such date. Such projected pro forma consolidated balance sheet (i) has been prepared in good faith based on assumptions believed by Borrower to be


CREDIT AGREEMENT, Page 42
reasonable, (ii) is based on the best information available to the Borrower after due inquiry, (iii) reflects all adjustments necessary to give effect to the Transactions that the Borrower is aware as of the date hereof, and (iv) represents as of the date hereof the good faith estimate of Borrower and its senior management concerning the pro forma financial position of the Borrower and its consolidated Subsidiaries as of January 1, 2006 as if the Transactions will occur on such date. The Borrower has heretofore furnished to the Lenders its projected consolidated balance sheet and statements of income, cash flow and capitalization prepared giving effect to the Transactions. Such projections (i) have been prepared in good faith based on assumptions believed by Borrower to be reasonable, (ii) are based on the best information available to the Borrower after due inquiry, (iii) reflects all adjustments necessary to give effect to the Transactions that the Borrower is aware as of the date hereof, and (iv) represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business. It is understood that no assurance has been given or will be given that any such projected financial information and other projections and forward-looking information have been or will be achieved.

          (c) Liabilities. Except as disclosed in the financial statements referred to in clause (a) above or the notes thereto, and except for the Disclosed Matters, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long term commitments or unrealized losses. Except as disclosed in the financial statements referred to in clause (b) above or the notes thereto, and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long term commitments or unrealized losses.

          (d) No Material Adverse Change. Since December 31, 2004, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     Section 3.05. Properties.

          (a) Title. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in (or otherwise has the legal right to use), all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.06. Litigation and Environmental Matters.

          (a) No Actions. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the actual knowledge of the Responsible Officers, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Transaction Documents or the Transactions.

          (b) Environmental Compliance. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to


CREDIT AGREEMENT, Page 43
comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Disclosed Matters. The Disclosed Matters, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     Section 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     Section 3.08. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

     Section 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns required to have been filed, and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.

     Section 3.11. Disclosure. Neither the Disclosed Matters nor any of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Transaction Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contained, as of the date furnished, any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that no assurance has been given or will be given that any such projected financial information and other projections and forward-looking information have been or will be achieved).

     Section 3.12. Subsidiaries. As of the Closing Date, the Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Closing Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by the Borrower, the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other Subsidiary and the authorized, issued and outstanding Equity Interests of the Borrower and each Subsidiary. All of the outstanding capital stock of the Borrower and each Subsidiary has been (to the extent such concepts are relevant with respect to such ownership interests) validly issued, is fully paid, and is nonassessable. Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12,


CREDIT AGREEMENT, Page 44
there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of the Borrower or any Subsidiary issued by the Borrower or any Subsidiary.

     Section 3.13. Insurance. Each of the Borrower and the Subsidiaries maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as the Borrower and the Subsidiaries and located in similar geographic areas in which the Borrower and the Subsidiaries operate.

     Section 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the actual knowledge of the Responsible Officers, threatened. No claims are pending, or the actual knowledge of the Responsible Officers, threatened, that the hours worked by and payments made to employees of the Borrower and the Subsidiaries have materially violated the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. Except as would not reasonably be expected to have a Material Adverse Effect,
(a) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary and (b) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

     Section 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and mature; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is currently proposed to be conducted following the Effective Date. As used in this Section 3.15, the term "fair value" means the amount at which the applicable assets would change hands between a willing buyer and a willing seller within a reasonable time, each having reasonable knowledge of the relevant facts, neither being under any compulsion to act, with equity to both and "present fair saleable value" means the amount that may be realized if the applicable company's aggregate assets are sold with reasonable promptness in an arm's length transaction under present conditions for the sale of a comparable business enterprises.

     Section 3.16. Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and, except for repurchases of the Borrower's capital stock in accordance with the limitations in Section 5.10 and Section 6.08, no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

     Section 3.17. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Administrative Agent, for the benefit of the Secured Parties, and such Liens constitute perfected Liens on the Collateral, securing


CREDIT AGREEMENT, Page 45
all outstanding Obligations, enforceable against the applicable Loan Party, and having priority over all other Liens on the Collateral, except for (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral, (c) Liens perfected by filing with a Governmental Authority (other than the filing of financing statements under the UCC) to the extent any such filings have not been made, and (d) except as otherwise permitted by Section 4.2 or 4.3 of the Security Agreement.

     Section 3.18. Common Enterprise. The Loan Parties are part of an affiliated group. Each Loan Party expects to derive benefit, directly and indirectly, from
(i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and
(ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

                                   ARTICLE IV.

                                   Conditions

     Section 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) Execution of this Agreement. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) Opinion. The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel for the Borrower and its Subsidiaries, covering such matters relating to the Loan Parties, the Transaction Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

          (c) Existence and Authorization. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Transaction Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

          (d) Fees. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, and to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.


CREDIT AGREEMENT, Page 46

          (e) Security Documents. The Administrative Agent shall have received counterparts of the Security Documents signed on behalf of each Loan Party, as applicable, together with the following:

               (i) stock certificates, if any, representing all the outstanding shares of capital stock of each Domestic Subsidiary owned by any Loan Party as of the Effective Date and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates;

               (ii) a completed and executed Collateral Investment Value Certificate and evidence that: (A) the Securities Account shall have been established, (B) J.P. Morgan Securities Inc. shall have entered into a securities account control agreement covering the Securities Account in a form reasonably satisfactory to the Administrative Agent and (C) Eligible Investments with a Collateral Investment Value in an amount sufficient to support the Borrowings requested on the Effective Date shall have been deposited in the Securities Account;

               (iii) except as otherwise provided in Section 4.2 or 4.3 of the Security Agreement, all documentation, including UCC financing statements, required by law or reasonably requested by the Administrative Agent to be executed, filed, registered or recorded to create, perfect or protect the Liens intended to be created under the Security Documents; and

               (iv) copies of the financing statements (or similar documents) disclosed by the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Security Documents and, to the extent requested by the Administrative Agent, copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released;

          (f) Insurance. The Administrative Agent shall have received evidence that the insurance required by Section 5.06 and the Security Documents is in effect.

          (g) Acquisition. The Administrative Agent shall have received a copy of the most recent version of the Stock Purchase Agreement.

          (h) Pro Forma; Projections. The Lenders shall have received a projected pro forma consolidated balance sheet of the Borrower as of January 1, 2006, reflecting all pro forma adjustments as if the Transactions will be consummated on such date, and such projected pro forma consolidated balance sheet shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders. After giving effect to the Transactions, neither the Borrower nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than Indebtedness incurred or permitted under the Loan Documents. The Lenders shall have received the Borrower's forecasted consolidated balance sheet and statements of income, cash flow and capitalization, all prepared for the period through the Term Loan Maturity Date, together with appropriate supporting details and a statement of underlying assumptions. It is understood that no assurance has been given that any such projected financial information and other projections and forward looking information have been or will be achieved.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., Houston, Texas time, on December 31, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).


CREDIT AGREEMENT, Page 47

     Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) Representations and Warranties. The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (except, in each case, to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (b) No Default. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

          (c) Credit Limits. After giving effect to the requested Borrowing, or the issuance, amendment, renewal or extension of any Letter of Credit, as applicable, the applicable credit limits set forth in Section 2.01, 2.04(a) and 2.05(b) shall not have been exceeded.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V.

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated or been secured in accordance with Section 2.05(j) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

          (a) Annual Financial Statements. within 120 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) Quarterly Financial Statements. within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for each such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the


CREDIT AGREEMENT, Page 48
financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) Compliance Certificate. concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate in the form of Exhibit F hereto of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Article VII and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements most recently delivered hereunder, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) Auditors Certification. concurrently with any delivery of financial statements under clause (a) above, a certificate or other written statement of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) Borrowing Base Certificate. as soon as available but in any event within 30 days after the end of each calendar month beginning with the month ended May 30, 2006 and at such other times after May 30, 2006 as may be necessary to re-determine the Borrowing Base hereunder or as may be requested by the Administrative Agent, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such calendar month, signed on behalf of the Borrower by a Financial Officer, together with any additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request;

          (f) Additional Borrowing Base Asset Information. Accompanying at the time of the delivery of any Borrowing Base Certificate as of the applicable Test Date, or for the period from the prior Test Date through such Test Date, as applicable, all delivered electronically in a text formatted file (not in an Adobe *.pdf file):

               (i) a summary aging by Account Debtor of the Loan Parties' Accounts (A) including all invoices aged by invoice date and due date and (B) reconciled to the Borrowing Base Certificate delivered as of such Test Date, prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

               (ii) a schedule detailing the Loan Parties' Inventory, in form satisfactory to the Administrative Agent, (A) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower are deemed by the Administrative Agent to be appropriate, (B) including a report of any Inventory adjustments in excess of $100,000 since the last Inventory schedule, and (C) reconciled to the Borrowing Base Certificate delivered as of such date;

               (iii) a worksheet of calculations prepared by the Borrower to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;


CREDIT AGREEMENT, Page 49

               (iv) a reconciliation of the Loan Parties' Accounts and Inventory between the amounts shown in the Borrower's general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

               (v) a reconciliation of the balance per the Borrower's general ledger of all outstanding Loans to the balance under this Agreement of all outstanding Loans;

          (g) Accounts Payable Aging. as soon as available but in any event within 30 days after the end of each calendar month, commencing with the month ended May 31, 2006, and at such other times after May 31, 2006 as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Borrower's accounts payable, delivered electronically in a text formatted file (not in an Adobe *.pdf file);

          (h) Customer List. promptly after the Administrative Agent's request, a list of all customer names and addresses, delivered electronically in a text formatted file (not in an Adobe *.pdf file);

               (i) Borrowing Base Asset Backup. promptly upon the Administrative Agent's request, which items will be furnished to the Administrative Agent in the Borrower's office during normal business hours:

               (i) copies of invoices in connection with the invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

               (ii) copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or equipment purchased by any Loan Party; and

               (iii) a schedule detailing the balance of all intercompany accounts of the Loan Parties;

          (j) Collateral Investment Value Certificate. within 30 days after the end of each calendar month, beginning with the month ended December 31, 2005, until the end of the Syndication Period, a completed Collateral Investment Value Certificate calculating and certifying the Collateral Investment Value as of the last day of such calendar month, signed on behalf of the Borrower by a Financial Officer;

          (k) Annual Budget. at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

          (l) Securities Filings. promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Borrower to its shareholders generally, as the case may be;

          (m) Additional Information. promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Transaction Document, as the Administrative Agent or any Lender may reasonably request.


CREDIT AGREEMENT, Page 50

     Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) the occurrence of any Default;

          (b) receipt of any written notice of which any Responsible Officer of the Borrower has knowledge of any governmental investigation or any litigation or proceeding commenced or threatened against any Loan Party that (i) seeks damages not covered by insurance that could reasonably be expected to exceed $1,000,000, (ii) seeks injunctive relief, that if granted, could reasonably be expected to have a Material Adverse Effect, (iii) is asserted or instituted against any Plan, its fiduciaries or its assets, which assertion could reasonably be expected to have a Material Adverse Effect, (iv) alleges criminal misconduct by any Loan Party, (v) alleges the violation of any law regarding, or seeks remedies in connection with, any Environmental Laws, which resolution or remedy asserts or could reasonably be expected to result in damages, costs or liabilities of any Loan Party not covered by insurance in excess of $1,000,000,
(vi) contests any tax, fee, assessment, or other governmental charge, which asserts or could reasonably be expected to result in damages, costs or liabilities of any Loan Party in excess of $1,000,000, or (vii) involves any product recall, to the extent such product recall could reasonably be expected to have a Material Adverse Effect;

          (c) any Lien (other than Permitted Encumbrances) or written claim of which any Responsible Officer of the Borrower has knowledge made or asserted against any of the Collateral;

          (d) any loss, damage, or destruction to the Collateral in the amount of $500,000 or more, whether or not covered by insurance;

          (e) any and all default notices received under or with respect to any leased location or public warehouse where Collateral is located having a value in excess of $100,000 (which shall be delivered within two Business Days after receipt thereof by a Responsible Officer of the Borrower);

          (f) all material amendments to any of the Acquisition Documents, together with a copy of each such amendment;

          (g) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be have a Material Adverse Effect; and

          (h) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     Section 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

     Section 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge when due all Indebtedness and all other material obligations, including Tax liabilities, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the


CREDIT AGREEMENT, Page 51
contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.05. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     Section 5.06. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. Within 10 days after the Effective Date, each Loan Party will cause each general liability insurance policy to name the Administrative Agent as additional insured. Within 10 days after the Effective Date, each Loan Party will cause each insurance policy covering Collateral to name the Administrative Agent as loss payee, and shall provide that such policy will not be canceled or materially changed without thirty (30) days prior written notice to the Administrative Agent.

     Section 5.07. Casualty and Condemnation. The Borrower will: (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding; and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with Section 2.11(c).

     Section 5.08. Books and Records; Inspection and Audit Rights.

          (a) Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which entries which are full, true and correct in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender (so long as such Lender or its representatives are accompanying the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided a representative of the Borrower shall have the right to be present), all at such reasonable times during normal business hours and as often as reasonably requested; provided, that following the Effective Date and so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to reimburse the Administrative Agent in accordance with Section 10.03 for the cost of one such inspection in any fiscal year.

          (b) Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times during normal business hours and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal; provided, that following the Effective Date and so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to reimburse the Administrative Agent for the cost of one evaluation or appraisal per year. The Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include


CREDIT AGREEMENT, Page 52
maintaining additional Reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent reasonably required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal.

     Section 5.09. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     Section 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only: (a) for the payment of amounts payable under the Acquisition Documents as consideration for the Acquisition (including, the escrow payment required thereunder to be made on the Effective Date), (b) for the payment of the fees and expenses payable in connection with the Transactions, (c) to finance the working capital needs of the Borrower and its Subsidiaries, and (d) for other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Letters of Credit will be issued only to support the working capital needs and other general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business.

     Section 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will promptly notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is a Domestic Subsidiary that is not owned by a Foreign Subsidiary, the Borrower will cause such Subsidiary to become a party to the Security Documents within 30 days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and
(b) if any Equity Interest in such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests to be pledged pursuant to the Security Documents within 10 Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, the Equity Interests issued by such Subsidiary to be pledged pursuant to the Security Documents shall be limited to Equity Interests representing 65% of the aggregate outstanding voting power of such Subsidiary).

     Section 5.12. Further Assurances.

          (a) Further Assurance. The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties but subject to Sections
4.2 and 4.3 of the Security Agreement. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) After Acquired Assets. If any material assets (including any material real property or improvements thereto or any interest therein) are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Documents that become subject to the Lien of the Security Documents upon acquisition thereof), the Borrower will promptly notify the Administrative Agent and the Lenders thereof, and, if reasonably requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be


CREDIT AGREEMENT, Page 53
subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          (c) Acquisition Documents. Promptly after the signing of the Stock Purchase Agreement and the escrow agreement required thereby, Borrowers shall provide complete copies thereof to the Administrative Agent. Promptly after the closing under the Stock Purchase Agreement, the Borrower shall provide copies of all the documentation executed and delivered in connection therewith.

                                   ARTICLE VI.

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been secured in accordance with Section 2.05(j) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 6.01. Indebtedness; Certain Equity Securities.

          (a) Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) the Obligations;

               (ii) Indebtedness existing on the date hereof and set forth in
Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

               (iii) Indebtedness of the Borrower to any Subsidiary, of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

               (iv) Indebtedness (in addition to any Indebtedness which is included in the Acquisition Investment and intercompany loans permitted under clause (iii) of this Section 6.01(a)) of Foreign Subsidiaries in an aggregate principal amount not to exceed $1,000,000 or the foreign currency equivalent thereof at any time outstanding;

               (v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary (including the Guarantee of the Borrower provided under the Stock Purchase Agreement); provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

               (vi) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to, upon or within 180 days after such acquisition or the


CREDIT AGREEMENT, Page 54
completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $5,000,000 at any time outstanding;

               (vii) Indebtedness arising in connection with Swap Agreements permitted by Section 6.07;

               (viii) Indebtedness in respect of deposits made by customers and held under forward purchasing arrangements entered into with customers in the ordinary course of business;

               (ix) Indebtedness in respect of performance, bid, surety, appeal or similar bonds or completion or performance guarantees provided in the ordinary course of business provided the aggregate amount thereof does not exceed $1,000,000;

               (x) Indebtedness in respect of workers' compensation claims or self-insurance obligations otherwise permitted hereunder, in each case incurred in the ordinary course of business;

               (xi) customary indemnification, reimbursement or similar obligations and warranties under leases and other contracts in the ordinary course of business;

               (xii) the obligations to pay the purchase price, the hold-back obligations and the indemnification obligations under the Stock Purchase Agreement provided, however, that the purchase price to be paid under the Stock Purchase Agreement shall not exceed DKK 388,000,000 (or the dollar equivalent thereof), together with any adjustments thereto contemplated under the Stock Purchase Agreement);

               (xiii) Indebtedness arising from the honoring by a bank or other financial institution of a check, daft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days after incurrence;

               (xiv) Indebtedness constituting investments expressly permitted by Section 6.04; and

               (xv) unsecured Indebtedness in an aggregate principal amount not exceeding $100,000 at any time.

          (b) No Preferred Stock. The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests. For purposes hereof, "preferred" means, with respect to Equity Interests in a Person, a right of the owner or holder of such Equity Interests under the documents creating such Equity Interests to receive dividends, distributions or other payments or property prior to the owners or holders of one or more other classes of Equity Interest in the same Person.

     Section 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other


CREDIT AGREEMENT, Page 55
property or asset of the Borrower or any Subsidiary (other than the proceeds of the sale or other disposition thereof) and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (vi) of Section 6.01(a), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (f) Liens on assets of any Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary permitted under clause (iv) of Section 6.01(a);

          (g) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit, securities and commodities accounts;

          (h) Liens of sellers of goods to the Borrower and any of its Subsidiaries arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business solely in connection with the purchase of such goods;

          (i) Liens in favor of customs and revenue authorities arising by operation of law to secure payment of customs duties in connection with the importation of goods;

          (j) Liens deemed to exist in connection with investments in repurchase agreements described under clause (d) of the definition of Permitted Investments;

          (k) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code as in effect in the applicable state or District of Columbia;

          (l) Liens in favor of any Loan Party provided that any such Liens encumbering assets of a Loan Party shall be subordinated on terms reasonably acceptable to the Administrative Agent;

          (m) Liens in respect of the funds held in escrow under the Acquisition Documents; and

          (n) Liens not otherwise permitted under this Section 6.02 securing Indebtedness, claims and other liabilities not in excess of $100,000 at any time, provided, such Liens may not at any time attach to any Loan Party's Accounts or Inventory.


CREDIT AGREEMENT, Page 56

     Section 6.03. Fundamental Changes. The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into, or consolidate with, the Borrower in a transaction in which the Borrower is the surviving corporation, or dissolve and liquidate, so long as the Borrower acquires all or substantially all of the assets of such Subsidiary in liquidation, (ii) any Subsidiary may merge into, or consolidate with, any other Subsidiary in a transaction in which the surviving entity is a Subsidiary Loan Party, or dissolve and liquidate, so long as a Subsidiary Loan Party acquires all or substantially all of the assets of such Subsidiary in liquidation, and (iii) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04. The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses generally of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto or reasonable extensions or expansions thereof.

     Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) the Acquisition and the Acquisition Investment (As used in this Agreement, "Acquisition Investment" shall mean the investments, loans, advances, or any combination thereof (which combination may change from time to time) made by any Loan Party to or on behalf of SpectraLink Denmark ApS or for such Loan Party's own account in connection with the Acquisition, provided, however, that the purchase price to be paid under the Stock Purchase Agreement shall not exceed DKK 388,000,000 (or the dollar equivalent thereof), together with any adjustments thereto contemplated under the Stock Purchase Agreement. The Acquisition Investment shall include the Guarantee by the Borrower of the obligations of SpectraLink Denmark ApS under the Stock Purchase Agreement.);

          (b) Permitted Investments;

          (c) investments, loans, advances and Guarantees existing on the date hereof and set forth on Schedule 6.04 and any extensions or renewals thereof that do not increase the amount thereof;

          (d) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Security Documents (subject to the limitations applicable to Equity Interests issued by a Foreign Subsidiary referred to in Section 5.12) and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including all such investments, loans, advances and Guarantees existing on the Effective Date but specifically excluding the Acquisition Investment and any Liens created under the Loan Documents securing the Indebtedness of Subsidiaries that are not Loan Parties) shall not exceed $2,000,000 at any time outstanding;


CREDIT AGREEMENT, Page 57

          (e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) of this Section;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) of this Section;

          (g) investments, loans, advances and Guarantees received in satisfaction of judgments, settlements of accounts, debts or compromises of obligations or as consideration for the settlement, release or surrender of a contract, tort or other litigation claims, in each case in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

          (h) loans, advances or other extensions of credit (including Guarantees) made by the Borrower or any of its Subsidiaries to its or their employees, officers and directors in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $500,000 in the aggregate at any one time outstanding;

          (i) prepaid expenses in the ordinary course of business, and lease, utility, workers' compensation, performance and other similar deposits in the ordinary course of business;

          (j) advances and prepayments in the ordinary course of business and that are otherwise permitted hereunder;

          (k) deposits of cash with banks or other financial institutions in the ordinary course of business;

          (l) investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the granting of trade credit in the ordinary course of business;

          (m) investments, loans, advances and Guarantees by any Subsidiary that is not a Loan Party in, to, or for the benefit of any Subsidiary that is not a Loan Party;

          (n) investments, loans and advances received as consideration from any sale, lease, transfer or other disposition permitted by Section 6.05; and

          (o) investments, loans, and advances not otherwise permitted under this Section 6.04 in an aggregate amount not to exceed $1,000,000 at any time outstanding.

     Section 6.05. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose (each a "Disposition") of any asset (other than cash and cash equivalents), including any Equity Interest owned by it, nor will the Borrower permit any of it Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) Dispositions of inventory, used, obsolete, worn out, no longer useful or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) Dispositions to the Borrower or a Subsidiary; provided that any such Dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;


CREDIT AGREEMENT, Page 58

          (c) bona fide Dispositions of Investments permitted under clauses (g),
(m) or (n) of Section 6.04 and investments in minority interests;

          (d) Dispositions of delinquent Accounts in the ordinary course of business for purposes of collection only (and not for the purpose of any bulk sale or securitization transaction);

          (e) the surrender of contractual rights or the settlement, release or surrender of any contract, tort or other litigation claims in the ordinary course of business provided that the amount of any such claim does not exceed $500,000;

          (f) the abandonment or Disposition of intellectual property or other proprietary rights that are, in the reasonable business judgment of the Borrower, no longer practicable to maintain or useful in the conduct of the business of the Borrower or any Subsidiary;

          (g) Dispositions permitted by Section 6.03;

          (h) Dispositions of loans constituting a part of the Acquisition Investment in exchange for, upon conversion for, or contribution in respect of, Equity Interests in SpectraLink Denmark ApS in connection with the capitalization or recapitalization from time to time of SpectraLink Denmark ApS;

          (i) payment of dividends permitted by Section 6.08(a)(i) and (ii);

          (j) issuance of Equity Interests by Foreign Subsidiaries in connection with investments in such Subsidiaries permitted by Section 6.04;

          (k) Dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred, leased or otherwise disposed of in reliance upon this clause (c) shall not exceed $250,000 during any fiscal year of the Borrower (provided, that if the aggregate market value of such assets sold, transferred, leased or disposed of in any such fiscal year is less than the amount permitted hereunder, such unused amount may be carried-forwarded and applied to the amount permitted hereunder for succeeding fiscal years);

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clauses (b), (e), (f), (g), (h), (i), and (j) above) shall be made for fair value and for at least 75% cash consideration.

     Section 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such arrangement whereby any such sale or transfer of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

     Section 6.07. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests or Restricted Indebtedness of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to


CREDIT AGREEMENT, Page 59
floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

     Section 6.08. Restricted Payments; Certain Payments of Indebtedness.

          (a) Restricted Payments. The Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except

               (i) any Subsidiary may declare and pay dividends ratably with respect to its capital stock;

               (ii) the Borrower may declare and pay cash dividends in an aggregate amount not to exceed $2,000,000 in December 2005; and

               (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefits plans for management (including non-employee directors) or employees of the Borrower and its Subsidiaries in an aggregate dollar amount not to exceed $500,000.

          (b) Certain Payments of Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

               (i) payment or prepayment of Indebtedness created under the Loan Documents;

               (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

               (iii) refinancing of Indebtedness to the extent permitted by
Section 6.01; and

               (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

     Section 6.09. Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business and at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) transactions between or among a Subsidiary that is not a Subsidiary Loan Party and one or more other Subsidiaries that are not Subsidiary Loan Parties, (d) Indebtedness owing from the Borrower to any Subsidiary or from any Subsidiary to the Borrower or any other Subsidiary permitted under clauses (iii) or (v) of Section 6.01(a), (e) any transaction permitted by clause (i) or (ii) of Section 6.03, (f) investments, loans, advances and Guarantees permitted under clauses (a), (c), (d), (e), (f), (h), or
(m) of Section 6.04, (g) any transaction permitted under clauses (b), (i) or (j) of Section 6.05, (h) any Restricted Payment permitted by Section 6.08, (i) payment of reasonable fees, expenses and compensation to officers, directors, employees and consultants of the Borrower or any Subsidiary and customary indemnification and insurance arrangements in favor of


CREDIT AGREEMENT, Page 60
any officer, director, employee or consultant of the Borrower or any Subsidiary, and any agreement relating to any of the foregoing entered into in the ordinary course of business, and (j) any agreements in existence and as in effect on the Effective Date, as set forth on Schedule 6.09, as such agreements may be renewed, replaced or otherwise modified after the Effective Date upon terms which taken as a whole are not less favorable to the Borrower and the Subsidiaries than the original terms of such agreements.

     Section 6.10. Restrictive Agreements. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the this Section shall not apply to prohibitions, restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to prohibitions, restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such prohibition, restriction or condition), (iii) the foregoing shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such prohibitions, restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause
(a) of the foregoing shall not apply to prohibitions, restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such prohibitions, restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of this Section shall not apply to customary provisions in leases and other contracts prohibiting, restricting or conditioning the assignment thereof, (vi) the foregoing shall not apply to any prohibitions, restrictions or conditions imposed by any instrument governing Indebtedness of a Foreign Subsidiary permitted by Section 6.01(a), which prohibition, restriction or condition is not applicable to any Person, or the property or assets of any Person, other than such Foreign Subsidiary, and (vii) clause (a) of this Section shall not apply to customary prohibitions, restrictions and conditions contained in agreements relating to the sale of property permitted by Section 6.05 pending the consummation of such sale, provided such prohibitions, restrictions and conditions apply only to the property that is to be sold; and (viii) clause (a) of this Section shall not apply to the provisions of Section 2.3(a) of the Stock Purchase Agreement nor to the provisions of the escrow agreement required by the Stock Purchase Agreement.

     Section 6.11. Change in Fiscal Year. The Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated.

     Section 6.12. Amendment to Acquisition Documents. The Borrower has provided the Administrative Agent with the December 8, 2005 draft of the escrow agreement to be entered into under the terms of the Stock Purchase Agreement and the December 8, 2005 draft of the Stock Purchase Agreement (such drafts, herein the "Available Drafts"). The Borrower agrees that it will not, nor will it permit Spectralink Denmark ApS, to: (i) enter into either the Stock Purchase Agreement or such escrow agreement on Material Terms which are significantly different than the Material Terms set forth in the Available Drafts or (ii), after such agreements are entered into, amend or otherwise modify any of the Material Terms thereof, in each case without the approval of the Administrative Agent, such approval not to be unreasonably withheld. As used herein, "Material Terms" means any of the provisions of the Stock Purchase Agreement and the related escrow agreement and any of the definitions utilized therein which address the following: (a) the parties to the agreements, (b) the shares being purchased,
(c) the purchase price therefore, (d) the adjustments to the purchase price (including the manner of the calculation and payment thereof), (e) the manner in which the purchase price is paid, (f) the amount and manner in which the funds are deposited into the escrow, invested while on deposit therein and released therefrom, (g) the


CREDIT AGREEMENT, Page 61
conditions to the obligations of the buyer, (h) the representations and warranties, (i) the indemnification provisions and the limitations thereof, and
(j) the guarantee by the Borrower provided thereunder.

                                  ARTICLE VII.

                               Financial Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated or been secured in accordance with Section 2.05(j) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

     Section 7.01. Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth (as defined below) in an amount not less than the sum of (a) $65,000,000; plus (b) 75% of the Borrower's Consolidated Net Income for the period from September 30, 2005 through the fiscal quarter to have completely elapsed as of the date of determination; plus (c) 100% of the net cash proceeds of any sale of Equity Interests or other contributions to the capital of the Borrower received by the Borrower since September 30, 2005, calculated without duplication. If Consolidated Net Income for a fiscal quarter is zero or less, no adjustment to the requisite level of Consolidated Net Worth shall be made. As used in this Agreement, the following terms have the following meanings:

     "Consolidated Net Income" means, for any period and any Person (a "Subject Person"), such Subject Person's consolidated net income (or loss) determined in accordance with GAAP, but excluding any extraordinary, nonrecurring, nonoperating or noncash gains or losses, including or in addition, the following:

               (i) the income (or loss) of any Person (other than a subsidiary) in which the Subject Person or a subsidiary has an ownership interest; provided, however, that (A) Consolidated Net Income shall include amounts in respect of the income of such Person when actually received in cash by the Subject Person or such subsidiary in the form of dividends or similar distributions and (B) Consolidated Net Income shall be reduced by the aggregate amount of all investments, regardless of the form thereof, made by the Subject Person or any of its subsidiaries in such Person during such period for the purpose of funding any deficit or loss of such Person;

               (ii) the income of any subsidiary to the extent the payment of such income in the form of a distribution or repayment of any Indebtedness to the Subject Person or a subsidiary is not permitted, whether on account of any restriction in by-laws, articles of incorporation or similar governing document, any agreement or any law, statute, judgment, decree or governmental order, rule or regulation applicable to such subsidiary;

               (iii) any gains or losses accrued on foreign currency receivables or on foreign currency payables of the Subject Person or a subsidiary organized under the laws of the United States which are not realized in a cash transaction;

               (iv) the income or loss of any foreign subsidiary or of any foreign Person (other than a subsidiary) in which the Subject Person or subsidiary has an ownership interest to the extent that the equivalent dollar amount of the income or loss contains increases or decreases due to the fluctuation of a foreign currency exchange rate after the Effective Date;

               (v) the income or loss of any Person acquired by the Subject Person or a subsidiary for any period prior to the date of such acquisition;


CREDIT AGREEMENT, Page 62

               (vi) any non-cash expense attributable to the expensing of stock option programs of the Subject Person pursuant to the implementation of the Financial Accounting Standard Board Statement 123; provided, however, that Consolidated Net Income shall be reduced (without duplication) by the aggregate amount of cash payments made by the Subject Person during any period for the purpose of funding any such expense; and

               (vii) any non-cash expense recognized solely as a result of or in connection with the consummation of the Acquisition.

     "Consolidated Net Worth" means, at any particular time, the sum of all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries.

     Section 7.02. Leverage Ratio. As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of Total Indebtedness as of such date to its EBITDA for the four (4) fiscal quarters then ended to exceed 2.25 to 1.00. For calculations of the Leverage Ratio prior to December 31, 2006, the Borrower's EBITDA will be measured from January 1, 2006 through the fiscal quarter to have completely elapsed as of the date of determination and such amount shall be multiplied by (a) four for the fiscal quarter ended March 31, 2006; (b) two for the fiscal quarter ended June 30, 2006, and (c) 4/3 for the fiscal quarter ended September 30, 2006.

     As used in this Agreement, the following terms have the following meanings:

     "EBITDA" means, for any period and any Person, the total of the following each calculated without duplication on a consolidated basis for such period: (a) Consolidated Net Income (as defined in Section 7.01); plus (b) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; plus (c) interest expense (including the interest portion of Capital Lease Obligations) deducted in determining Consolidated Net Income; plus (d) amortization and depreciation expense deducted in determining Consolidated Net Income.

     "Total Indebtedness" means, at the time of determination, the sum of the following determined for Borrower and the Subsidiaries on a consolidated basis (without duplication): (a) the average outstanding principal amount of the Loans under this Agreement for the four fiscal quarter period ending on the date of determination (computed on the basis of the simple average of the balances outstanding as of each fiscal quarter end during such period); plus (b) the principal amount of all obligations for borrowed money, other than the Loans; plus (c) the principal amount of all obligations of the Borrower and the Subsidiaries evidenced by bonds, notes, debentures, or other similar instruments, other than the Loans; plus; (d) the principal amount of all obligations of the Borrower and the Subsidiaries such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) the principal amount of all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) the principal amount of all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that for purposes of this clause (f) the amount of any such Indebtedness shall be deemed not to exceed the higher of the market value or the book value of such assets), plus
(g) the principal amount of all Capital Lease Obligations; plus (h) all obligations, contingent or otherwise, of such Person as an account party in respect of outstanding letters of credit and letters of guaranty, plus (i) all outstanding obligations of such Person in respect of bankers' acceptances, plus
(j) all amounts due and payable arising in connection with Swap Agreements and preferred Equity Interests.


CREDIT AGREEMENT, Page 63

     Section 7.03. Fixed Charge Coverage. As of the last day of each fiscal quarter, the Borrower shall not permit the ratio of:

          (a) the sum of the following for Borrower and the Subsidiaries calculated on a consolidated basis in accordance with GAAP for the period of four (4) consecutive fiscal quarters then ended: (i) EBITDA; minus (ii) Capital Expenditures, to

          (b) the Fixed Charges for the period of four (4) consecutive fiscal quarters then ended to be less than:

               (i) 1.00 to 1.00 as of the last day of the fiscal quarter occurring during the period from the Effective Date through and including March 31, 2006;

               (ii) 1.15 to 1.00 as of the last day of each fiscal quarter occurring during the period from April 1, 2006 through and including December 31, 2006;

               (iii) 1.25 to 1.00 as of the last day of each fiscal quarter occurring during the period from January 1, 2007 through and including December 31, 2007; and

               (iv) 1.35 to 1.00 as of the last day of each fiscal quarter occurring after December 31, 2007;

provided, however, for calculations of the Fixed Charge Coverage Ratio prior to December 31, 2006, the Borrower's EBITDA and Fixed Charges will be measured from January 1, 2006 through the fiscal quarter to have completely elapsed as of the date of determination.

As used in this Section 7.03, "Fixed Charges" means for any period, the sum of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (a) the aggregate amount of interest, including payments in the nature of interest under Capitalized Lease Obligations, paid or payable in cash; (b) all taxes paid or payable in cash; and
(c) the scheduled amortization of Indebtedness paid or payable.

                                  ARTICLE VIII.

                                Events of Default

     If any of the following events ("Events of Default") shall occur and be continuing:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in


CREDIT AGREEMENT, Page 64
connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) The Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 or 5.11, in Article VI or in Article VII of this Agreement or Article 4 of the Security Agreement;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (in each case, after giving effect to any applicable grace or notice period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 (except to the extent covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;


CREDIT AGREEMENT, Page 65

          (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be have a Material Adverse Effect;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required hereby, except (i) as permitted by the applicable Loan Documents, (ii) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (iii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents;

          (n) any material provision of either the Guaranty Agreement, the Security Agreement or any other Security Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower or any other Loan Party shall so state in writing;

          (o) the Borrower or any Loan Party shall suffer any uninsured, unindemnified or under insured loss of Collateral in excess of $1,000,000;

          (p) either of the following events shall have occurred: (i) any Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), shall be or become the beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of issued and outstanding capital stock of the Borrower representing 20% or more of the voting power in elections for directors of the Borrower on a fully diluted basis, or (ii) a majority of the members of the board of directors of the Borrower shall cease to be a member of the board of directors of the Borrower who either (1) was a member of such board of directors on the Effective Date and has been such continuously thereafter or (2) became a member of such board of directors after the Effective Date and whose election or nomination was approved by a vote of the majority of the members of the board of directors that are either described in clause (1) above or that were elected under this clause (2);

          (q) the Acquisition shall have failed to have been consummated in accordance with the terms of the Acquisition Documents by March 31, 2006; or

          (r) the "First Escrow Amount" as defined in the Stock Purchase Agreement shall have failed to have been funded into the escrow account pursuant to the terms of the Stock Purchase Agreement by December 16, 2005;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) exercise any and all other rights and remedies available to the Administrative Agent under the terms of any Loan Documents or by law or equity. In case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable,


CREDIT AGREEMENT, Page 66
without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX.

                            The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan Chase Bank, N.A. as the "Administrative Agent" hereunder on its behalf, and on behalf of each of its Affiliates who are owed Obligations (each such Affiliate by acceptance of the benefits of the Loan Documents hereby ratifying such appointment) and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Transaction Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Transaction Document,
(iv) the validity, enforceability, effectiveness or genuineness of any Transaction Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Transaction Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other


CREDIT AGREEMENT, Page 67
experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time upon 30 days prior written notice to the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor which shall (unless an Event of Default has occurred and is continuing) be subject to approval by the Borrower (such approval not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a commercial bank, or an Affiliate of any such commercial bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Transaction Document or related agreement or any document furnished hereunder or thereunder.

     By accepting the benefits of the Loan Documents, any Affiliate of a Lender that is owed any Obligation is bound by the terms of the Loan Documents. But notwithstanding the foregoing: (i) neither the Administrative Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any Affiliate of any Lender; and (ii) no Affiliate of any Lender that is owed any Obligation shall be included in the determination of the Required Lenders or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. The Administrative Agent shall not have any liabilities, obligations or responsibilities of any kind whatsoever to any Affiliate of any Lender who is owed any Obligation. The Administrative Agent shall deal solely and directly with the related Lender of any such Affiliate in connection with all matters relating to the Transaction Documents. The Obligation owed to such Affiliate shall be considered the Obligation of its related Lender for all purposes under the Transaction Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.


CREDIT AGREEMENT, Page 68

     If any Loan Party sells any Collateral which is permitted to be disposed of under Section 6.05, the Liens in the Collateral granted to the Administrative Agent under the Loan Documents shall automatically terminate and the Collateral will be disposed of free and clear of all Liens of the Administrative Agent.

     The Administrative Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is permitted to be sold upon an authorized officer of the Borrower certifying in writing to the Administrative Agent that the proposed disposition of Collateral is permitted under Section 6.05, unless the Administrative Agent is aware that the proposed disposition is not permitted under the terms of the Loan Documents. To the extent the Administrative Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Administrative Agent shall do so promptly upon request of the Borrower without the consent or further agreement of any Secured Party. If the sale or other disposition of Collateral is not permitted under or pursuant to the Loan Documents, the Liens encumbering the Collateral may only be released with the consent of all the Lenders.

     The Administrative Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to: (i) subordinate or release the Liens granted to the Administrative Agent to secure the Obligations with respect to any property which is permitted to be subject to a Permitted Encumbrance of the type described in clauses (v) of Section 6.02 and
(ii) release the Administrative Agent's Liens in Collateral upon termination of the Commitments and payment and satisfaction or cash collateralization of all Obligations.

                                   ARTICLE X.

                                  Miscellaneous

     Section 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone or other means, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to the Borrower, to it at 5755 Central Avenue, Boulder Colorado 80301 Attention of Chief Financial Officer and General Counsel (Telecopy No. 303.998.2648), with a copy to Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado 80203, Attention: Paul G. Thompson, Esq. (Telecopy No. 303.866.0200);

               (ii) if to the Administrative Agent, the Issuing Bank or the Swingline Lender, to JPMorgan Chase Bank, Loan and Agency Services Group, 1111 Fannin, 9th Floor Houston, Texas 77002 Telephone: 713.750.2984; Telecopy:
713.750.2129 and JPMorgan Chase Bank, N.A., 2200 Ross Avenue, Fifth Floor, Dallas, Texas 75201, Attention: Sean Lynch, Telephone: 214-965-2818 Telecopy:
214-965-2884; and

               (iii) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other


CREDIT AGREEMENT, Page 69
communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     Section 10.02. Waivers; Amendments.

          (a) No Waiver. No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Amendments. Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, except in the case of this Agreement pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b), (c), (e) or (f) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders," "Secured Party" or "Obligation" (or any term defined therein) or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent under any Loan Document, without the written consent of each Lender,
(vi) release any Loan Party from its Guarantee under the Guaranty Agreement, or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

     Section 10.03. Expenses; Indemnity; Damage Waiver.

          (a) Expense Reimbursement. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the


CREDIT AGREEMENT, Page 70

Transaction Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Transaction Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Borrower under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

               (i) subject to Section 5.08, appraisals;

               (ii) subject to Section 5.08, field examinations and the preparation of reports relating to the collateral based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination, together with the reasonable and documented fees and expenses associated with collateral monitoring services performed by the Specialized Due Diligence Group of the Administrative Agent (and the Borrower agrees to modify or adjust the computation of the Borrowing Base -- which may include maintaining additional Reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Borrowing Base -- to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring);

               (iii) lien and title searches;

               (iv) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens;

               (v) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

               (vi) forwarding loan proceeds, collecting checks and other items of payment and costs and expenses of preserving and protecting the Collateral.

All of the foregoing reasonable and documented costs and expenses may be charged to the Borrower as Revolving Loans or to another deposit account, in accordance with this Agreement.

          (b) INDEMNIFICATION. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF ANY TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES TO THE TRANSACTION DOCUMENTS OF THEIR RESPECTIVE OBLIGATIONS THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY,
(II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE


CREDIT AGREEMENT, Page 71

PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY CURRENTLY OR FORMERLY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

          (c) Lender Reimbursement. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) Damage Limitation. To the extent permitted by applicable law, no Loan Party shall assert, and, by execution of the Loan Documents to which it is a party, each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Transaction Document, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) Payment. All amounts due under this Section shall be payable not later than three Business Days after written demand therefor, together with reasonably detailed supporting documentation.

          (f) Protective Advances. Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent's sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as "Protective Advances"). Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations. All Protective Advances shall be Swingline Borrowings.


CREDIT AGREEMENT, Page 72

     Section 10.04. Successors and Assigns.

          (a) Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Indemnitees, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Secured Parties and the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders, any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Assignment. (i) Subject to the conditions set forth in paragraph
(b)(ii) of this Section, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                    (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

                    (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of (x) any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment or (y) all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund.

               (ii) Assignments shall be subject to the following additional conditions:

                    (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 in respect of the Revolving Commitment and Revolving Loans and shall not be less than $1,000,000 with respect to Term Loans unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                    (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                    (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee shall not be payable by or due and owing from any Loan Party); and

                    (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.


CREDIT AGREEMENT, Page 73

For the purposes of this Section 10.04(b), the term "Approved Fund" means a Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

               (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

               (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(d), 2.18(e) or 10.03(c), the Administrative Agent
shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) Participations. (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or


CREDIT AGREEMENT, Page 74
instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

               (ii) A Participant shall not be entitled to receive any greater payment under Sections 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17 and 2.19 as though it were a Lender.

          (d) Pledge. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          (e) Exceptions. Notwithstanding anything to the contrary in this
Section 10.04, no Lender may assign or sell participations, or otherwise syndicate all or any portion of such Lender's interests under this Agreement or any other Loan Document to any Person who is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") or on any other similar list maintained by the OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) either (x) included with the term "designated national" as defined in the Cuban Assets Control Regulations, 31 D.F.R. Part 515, or (y) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or similarly designated under any related enabling legislations or any other similar Executive Orders (collectively, the "Executive Orders").

     Section 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17, 2.19 and 10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     Section 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the


CREDIT AGREEMENT, Page 75
other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or with respect to the syndication of the Loans constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 10.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, and subject to Section 2.18, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, with reasonably prompt subsequent notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all of the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     Section 10.09. Governing Law; Jurisdiction; Consent to Service of Process.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

          (b) Jurisdiction. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY


CREDIT AGREEMENT, Page 76

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

          (c) Venue. The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
10.01. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     Section 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     Section 10.12. Confidentiality.

          (a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with this Section), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (provided that in the case of Information required to be disclosed by a Person pursuant to a subpoena or similar legal process, such Person shall use reasonable efforts to provide the Borrower with prior notice of such required disclosure and the opportunity to obtain a protective order in respect thereof if no conflict exists with such Person's governmental, regulatory or legal requirements), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the


CREDIT AGREEMENT, Page 77
consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or their respective business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any such Subsidiary; provided that, in the case of information received from the Borrower or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          (b) Notwithstanding the provisions of Section 10.12(a), or any other provision of this Agreement or any Loan Document, each of the Administrative Agent, the Issuing Bank, the Lenders, and the Borrower may disclose to any and all Persons general information that is relevant in order to understand the tax treatment and tax structure of the transactions contemplated by this Agreement or any Loan Document. For the avoidance of doubt, the preceding sentence does not allow for the disclosure of any specific information that is not otherwise discloseable by reason of Section 10.12(a) and that is not relevant to understanding the tax treatment and tax structure of the transactions contemplated by this Agreement, such as (i) the specific identity of the Borrower or any of its current or future Affiliates or (ii) any specific pricing terms or any other specific nonpublic business or financial information. For purposes of this Section 10.12(b), the terms "tax treatment" and "tax structure" shall have the meaning provided by Treasury Regulation Section 1.6011-4.

     Section 10.13. Maximum Interest Rate.

          (a) Limit. No interest rate specified in any Loan Document shall at any time exceed the Maximum Rate. If at any time the interest rate (the "Contract Rate") for any obligation under the Loan Documents shall exceed the Maximum Rate, thereby causing the interest accruing on such obligation to be limited to the Maximum Rate, then any subsequent reduction in the Contract Rate for such obligation shall not reduce the rate of interest on such obligation below the Maximum Rate until the aggregate amount of interest accrued on such obligation equals the aggregate amount of interest which would have accrued on such obligation if the Contract Rate for such obligation had at all times been in effect. As used herein, the term "Maximum Rate" means, at any time with respect to any Lender, the maximum rate of nonusurious interest under applicable law that such Lender may charge Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges contracted for, charged, or received in connection with the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to Borrower at the time of such change in the Maximum Rate.

          (b) Spreading, etc. No provision of any Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Borrower nor the sureties, guarantors, successors, or assigns of Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the obligations outstanding hereunder, and, if the principal of the obligations outstanding hereunder has been paid in full,


CREDIT AGREEMENT, Page 78
any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and
(c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the obligations outstanding hereunder so that interest for the entire term does not exceed the Maximum Rate.

     Section 10.14. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Administrative Agent or any Lender shall have the right to act exclusively in the interest of the Administrative Agent and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, any other Loan Party, any of the Borrower's shareholders or any other Person.

     Section 10.15. No Fiduciary Relationship. The relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with any Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

     Section 10.16. Construction. The Borrower, each other Loan Party (by its execution of the Loan Documents to which its is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

     Section 10.17. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

     Section 10.18. USA PATRIOT Act. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

                           [SIGNATURE PAGES TO FOLLOW]


CREDIT AGREEMENT, Page 79

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        SPECTRALINK CORPORATION


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal,
                                            Executive Vice President
                                            and Chief Financial Officer


                                        JPMORGAN CHASE BANK, N.A.,
                                        individually and
                                        as Administrative Agent,


                                        By: /s/ Sean J. Lynch
                                            ------------------------------------
                                            Sean J. Lynch,
                                            Vice President


CREDIT AGREEMENT, Page 80

                                                                         Exhibit

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of December 21, 2005 is among SPECTRALINK CORPORATION, a Delaware corporation (the "Borrower"), the lenders party hereto, and JPMORGAN CHASE BANK, N.A., as the administrative agent (the "Administrative Agent").

                                    RECITALS:

     The Borrower, the Administrative Agent, and the lenders party thereto have entered into that certain Credit Agreement dated as of December 9, 2005 (the "Agreement").

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

                                   ARTICLE I.

                                   Definitions

     Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II.

                         Amendments to Credit Agreement

     Section 2.1. Amendment to Section 1.01. The table set forth in the definition of "Applicable Rate" contained in Section 1.01 (Defined Terms) of the Agreement is hereby replaced with the following table.

                                                                 LIBO SPREAD   COMMITMENT FEE
CATEGORY            LEVERAGE RATIO            ABR SPREAD (BPS)      (BPS)          (BPS)
--------   --------------------------------   ----------------   -----------   --------------
   1.      Greater than or equal to 2.00 to
              1.00                                  125.0           225.0           50.0
   2.      Greater than or equal to 1.50 to
              1.00 but less than
              2.00 to 1.00                          100.0           200.0           50.0
   3.      Greater than or equal to 1.00 to
              1.00 but less than
              1.50 to 1.00                           75.0           175.0           37.5
   4.      Less than 1.00 to 1.00                    50.0           150.0           30.0

     Section 2.2. Amendment to Compliance Certificate. Schedule II to the Compliance Certificate (Borrower's Applicable Rate Calculation) is hereby amended and restated to read as Exhibit A hereto.


FIRST AMENDMENT TO CREDIT AGREEMENT, Page 1

                                  ARTICLE III.

                                  Miscellaneous

     Section 3.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms.

     Section 3.2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the date hereof: (a) no Default exists and (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date.

     Section 3.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

     Section 3.4. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 3.5. Expenses of Lender. Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Administrative Agent's legal counsel, as and to the extent required by Section 10.03(a) of the Agreement. All amounts due under this Section shall be payable not later than three Business Days after written demand therefor, together with reasonably detailed supporting documentation.

     Section 3.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 3.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

     Section 3.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, the Borrower, each Subsidiary Loan Party and their


FIRST AMENDMENT TO CREDIT AGREEMENT, Page 2 respective successors and assigns, except that neither Borrower nor any Subsidiary Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

     Section 3.9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

     Section 3.10. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Subsidiary Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 3.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 3.12. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

     Section 3.13. Required Lenders. The Agreement is modified as provided in this Amendment with the agreement of the Borrower and the Required Lenders which means Lenders having more than fifty percent (50%) of the sum of the total Revolving Exposures, Term Loans and unused Commitments (such percentage applicable to a Lender, herein such Lender's "Required Lender Percentage"). For purposes of determining the effectiveness of this Amendment, each Lender's Required Lender Percentage is set forth on Schedule 3.13 hereto.

     Executed as of the date first written above.

                                        SPECTRALINK CORPORATION, as Borrower


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal, Executive Vice
                                            President and Chief Financial
                                            Officer


                                        JPMORGAN CHASE BANK, N.A., as the
                                        Administrative Agent and as a Lender


                                        By: /s/ Sean J. Lynch
                                            ------------------------------------
                                            Sean J. Lynch, Vice President


FIRST AMENDMENT TO CREDIT AGREEMENT, Page 3

                          Subsidiary Loan Party Consent

     The undersigned Subsidiary Loan Party: (i) hereby consents and agrees to this Amendment and (ii) agrees that the Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Subsidiary Loan Party enforceable against it in accordance with their respective terms.

                                        SUBSIDIARY LOAN PARTIES:

                                        SPECTRALINK INTERNATIONAL CORPORATION


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal, Treasurer


FIRST AMENDMENT TO CREDIT AGREEMENT, Page 4

                                    EXHIBIT A
                                       to
                       FIRST AMENDMENT TO CREDIT AGREEMENT

                  Form of Schedule II to Compliance Certificate


EXHIBIT A TO FIRST AMENDMENT TO CREDIT AGREEMENT, Cover Page

                                                                         Exhibit

                      FIRST AMENDMENT TO SECURITY AGREEMENT

     THIS FIRST AMENDMENT TO SECURITY AGREEMENT (the "Amendment"), effective as of February 15, 2006 is among SPECTRALINK CORPORATION, a Delaware corporation (the "Borrower"), SPECTRALINK INTERNATIONAL CORPORATION, a Delaware corporation, and JPMORGAN CHASE BANK, N.A., as the administrative agent (the "Administrative Agent").

                                    RECITALS:

     The Borrower, the Administrative Agent, and the lenders party thereto have entered into that certain Credit Agreement dated as of December 9, 2005 (as amended by that certain First Amendment to Credit Agreement dated December 21, 2005, the "Credit Agreement").

     In connection with the Credit Agreement, the Borrower, Spectralink International Corporation, and the Administrative Agent entered into that certain Security Agreement dated as of December 9, 2005, the "Security Agreement").

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof:

                                   ARTICLE I.

                                   Definitions

     Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement.

                                   ARTICLE II.

                                    Amendment

     Section 2.1. Amendment to Section 4.2(a)(iv). The reference to "February 15, 2006" in Section 4.2(a)(iv) of the Security Agreement is hereby amended to read "March 15, 2006".

                                  ARTICLE III.

                                  Miscellaneous

     Section 3.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Security Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement, Security Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent and the Lenders agree that the Security Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their terms.

     Section 3.2. Representations and Warranties. The Borrower and each Subsidiary Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the date hereof: (a) no Default exists and (b) the representations and warranties set forth in the Loan Documents


FIRST AMENDMENT TO SECURITY AGREEMENT, Page 1 are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date.

     Section 3.3. Survival of Representations and Warranties. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

     Section 3.4. Reference to Security Agreement. Each of the Loan Documents including the Credit Agreement are hereby amended so that any reference in such Loan Documents to the Security Agreement shall mean a reference to the Security Agreement as amended hereby.

     Section 3.5. Expenses of Lender. Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Administrative Agent's legal counsel, as and to the extent required by Section 10.03(a) of the Credit Agreement. All amounts due under this Section shall be payable not later than three Business Days after written demand therefor, together with reasonably detailed supporting documentation.

     Section 3.6. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 3.7. Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

     Section 3.8. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, the Borrower, each Subsidiary Loan Party and their respective successors and assigns, except that neither Borrower nor any Subsidiary Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

     Section 3.9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

     Section 3.10. Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by the Borrower or any Subsidiary Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 3.11. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


FIRST AMENDMENT TO SECURITY AGREEMENT, Page 2

     Section 3.12. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

     Section 3.13. Required Lenders. In accordance with Section 10.02 of the Credit Agreement, the Security Agreement is modified as provided in this Amendment with the (a) agreement of the Borrower, Spectralink International Corporation, and the Administrative Agent and (b) consent of the Required Lenders which, in accordance with the Credit Agreement, means Lenders having more than fifty percent (50%) of the sum of the total Revolving Exposures, Term Loans and unused Commitments (such percentage applicable to a Lender, herein such Lender's "Required Lender Percentage"). For purposes of determining the effectiveness of this Amendment, each Lender's Required Lender Percentage is set forth on Schedule 3.13 hereto.

     Executed as of the date first written above.

                                        SPECTRALINK CORPORATION, as Borrower


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal, Executive Vice
                                            President and Chief Financial
                                            Officer


                                        SPECTRALINK INTERNATIONAL CORPORATION


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal, Treasurer


                                        JPMORGAN CHASE BANK, N.A.,
                                        as the Administrative Agent and as a
                                        Lender


                                        By: /s/ Sean J. Lynch
                                            ------------------------------------
                                            Sean J. Lynch, Vice President


                                        CONSENTED BY:

                                        COMERICA WEST INCORPORATED


                                        By: /s/ Don R. Carruth
                                            ------------------------------------
                                            Don R. Carruth, Corporate Banking
                                            Officer


FIRST AMENDMENT TO SECURITY AGREEMENT, Page 3

                                        GUARANTY BANK


                                        By: /s/ Michael Ansolabehere
                                            ------------------------------------
                                            Michael Ansolabehere, Vice President


                                        KEYBANK NATIONAL ASSOCIATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ Darren Lemkau
                                            ------------------------------------
                                            Darren Lemkau, Senior Vice President


                                        SILICON VALLEY BANK


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION


                                        By: /s/ Shane Miner
                                            ------------------------------------
                                            Shane Miner, Vice President


FIRST AMENDMENT TO SECURITY AGREEMENT, Page 4

                                    EXHIBIT A
                                       TO
                             SPECTRALINK CORPORATION
                                CREDIT AGREEMENT

                        Form of Assignment And Assumption

                            ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [ Insert name of Assignor] (the "Assignor ") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the "Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, the other Loan Documents and any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.   Assignor: ______________________________

2.   Assignee: ______________________________

               [and is an Affiliate/Approved Fund of [identify Lender](1)]

3.   Borrower(s): SpectraLink Corporation

4.   Administrative Agent: JPMorgan Chase Bank, N.A., as the Administrative
                           Agent under the Credit Agreement

5.   Credit Agreement: The $40,000,000 Credit Agreement dated as of December 9,
                       2005 among SpectraLink Corporation, the Lenders parties thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

----------
(1)  Select as applicable.

6.   Assigned Interest:

                       Aggregate Amount of       Amount of      Percentage Assigned
                         Commitment/Loans    Commitment/Loans            of
Facility Assigned(2)     for all Lenders         Assigned       Commitment/Loans(3)
--------------------   -------------------   ----------------   -------------------
                       $                     $                                    %
                       $                     $                                    %
                       $                     $                                    %

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR

                                        [NAME OF ASSIGNOR]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE

                                        [NAME OF ASSIGNEE]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

----------
(2) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Commitment" or "Term Loan Commitment,")

(3) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](4) Accepted:

JPMORGAN CHASE BANK, N.A., as
   Administrative Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


[Consented to:] (5)

SPECTRALINK CORPORATION

By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

----------
(4) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(5) To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

                             SPECTRALINK CORPORATION
                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

          1. Representations and Warranties.

          1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and
(iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received copies of the Loan Documents, together with copies of the most recent financial statements delivered pursuant to Sections 3.04 or 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

                                    EXHIBIT B
                                       TO
                             SPECTRALINK CORPORATION
                                CREDIT AGREEMENT

                           Form of Guaranty Agreement

                               GUARANTY AGREEMENT

     WHEREAS, SPECTRALINK CORPORATION, a Delaware corporation (the "Borrower") has entered into that certain Credit Agreement dated December 9, 2005, among Borrower, the lenders party thereto (the "Lenders"), JPMORGAN CHASE BANK, N.A., as the Administrative Agent for the Lenders (the "Administrative Agent") (such Credit Agreement, as it may hereafter be amended or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement", and capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Credit Agreement);

     WHEREAS, the execution of this Guaranty Agreement is a condition to the Administrative Agent's and each Lender's obligations under the Credit Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the undersigned Subsidiaries and any Subsidiary hereafter added as a "Guarantor" hereto pursuant to a Subsidiary Joinder Agreement in the form attached hereto as an Exhibit to the Security Agreement (individually a "Guarantor" and collectively the "Guarantors"), hereby irrevocably and unconditionally guarantees to the Secured Parties the full and prompt payment and performance of the Guaranteed Indebtedness (hereinafter defined), this Guaranty Agreement being upon the following terms:

     1. The term "Guaranteed Indebtedness", as used herein, means all of the Obligations, as defined in the Credit Agreement. The "Guaranteed Indebtedness" shall include any and all post-petition interest and expenses (including attorneys' fees) whether or not allowed under any bankruptcy, insolvency, or other similar law; provided that the Guaranteed Indebtedness shall be limited, with respect to each Guarantor, to an aggregate amount equal to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

     2. The Guarantors together desire to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty Agreement. Accordingly, in the event any payment or distribution is made by a Guarantor under this Guaranty Agreement (a "Funding Guarantor") that exceeds its Fair Share (as defined below), that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below), with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its Fair Share. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Adjusted Maximum Amounts with respect to all Contributing Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty Agreement in respect of the obligations guarantied. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Adjusted Maximum Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty Agreement determined in accordance with the provisions hereof; provided that, solely for purposes of calculating the "Adjusted Maximum Amount" with respect to any Contributing Guarantor for purposes of this paragraph 2, the assets or liabilities arising by virtue of any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty

Agreement (including, without limitation, in respect of this paragraph 2). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this paragraph 2 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder.

     3. This instrument shall be an absolute, continuing, irrevocable and unconditional guaranty of payment and performance, and not a guaranty of collection, and each Guarantor shall remain liable on its obligations hereunder until the payment and performance in full of the Guaranteed Indebtedness. No set-off, counterclaim, recoupment, reduction, or diminution of any obligation, or any defense of any kind or nature which Borrower may have against any Secured Party or any other party, or which any Guarantor may have against Borrower, any Secured Party or any other party, shall be available to, or shall be asserted by, any Guarantor against any Secured Party or any subsequent holder of the Guaranteed Indebtedness or any part thereof or against payment of the Guaranteed Indebtedness or any part thereof.

     4. If a Guarantor becomes liable for any indebtedness owing by Borrower to any Secured Party by endorsement or otherwise, other than under this Guaranty Agreement, such liability shall not be in any manner impaired or affected hereby, and the rights of the Secured Parties hereunder shall be cumulative of any and all other rights that any Secured Party may ever have against such Guarantor. The exercise by any Secured Party of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

     5. In the event of default by Borrower in payment or performance of the Guaranteed Indebtedness, or any part thereof, when such Guaranteed Indebtedness becomes due, whether by its terms, by acceleration, or otherwise, the Guarantors shall, jointly and severally, promptly pay the amount due thereon to Administrative Agent, without notice or demand, in lawful currency of the United States of America, and it shall not be necessary for Administrative Agent or any other Secured Party, in order to enforce such payment by any Guarantor, first to institute suit or exhaust its remedies against Borrower or others liable on such Guaranteed Indebtedness, or to enforce any rights against any collateral which shall ever have been given to secure such Guaranteed Indebtedness. In the event such payment is made by a Guarantor, then such Guarantor shall be subrogated to the rights then held by Administrative Agent and any other Secured Party with respect to the Guaranteed Indebtedness to the extent to which the Guaranteed Indebtedness was discharged by such Guarantor and, in addition, upon payment by such Guarantor of any sums to Administrative Agent or any other Secured Party hereunder, all rights of such Guarantor against Borrower, any other guarantor or any collateral arising as a result therefrom by way of right of subrogation, reimbursement, or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full of the Guaranteed Indebtedness. All payments received by the Administrative Agent hereunder shall be applied by the Administrative Agent to payment of the Guaranteed Indebtedness in the order provided for in Section 2.18(f) of the Credit Agreement.

     6. If acceleration of the time for payment of any amount payable by Borrower under the Guaranteed Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower, all such amounts otherwise subject to acceleration under the terms of the Guaranteed Indebtedness shall nonetheless be payable by the Guarantors hereunder forthwith on demand by Administrative Agent or any other Secured Party.

     7. Each Guarantor hereby agrees that its obligations under this Guaranty Agreement shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of any Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Indebtedness or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Indebtedness;
(b) any partial release of the liability of any Guarantor hereunder, or the full or partial release of any other guarantor from liability for any or all of the Guaranteed Indebtedness; (c) any disability of Borrower, or the dissolution, insolvency, or bankruptcy of Borrower, any Guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Indebtedness; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Indebtedness or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any other Secured Party to Borrower, any Guarantor, or any other party ever liable for any or all of the Guaranteed Indebtedness; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any other Secured Party to take or prosecute any action for the collection of any of the Guaranteed Indebtedness or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (g) the unenforceability or invalidity of any or all of the Guaranteed Indebtedness or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Indebtedness; (h) any payment by Borrower or any other party to Administrative Agent or any other Secured Party is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or any other Secured Party is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Indebtedness; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Indebtedness;
(k) any impairment of any collateral securing any or all of the Guaranteed Indebtedness; (l) the failure of Administrative Agent or any other Secured Party to sell any collateral securing any or all of the Guaranteed Indebtedness in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of Borrower; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, Borrower or any other Guarantor (other than payment of the Guaranteed Indebtedness).

     8. Each Guarantor represents and warrants to Administrative Agent and the Lenders as follows:

          (a) All representations and warranties in the Credit Agreement relating to it are true and correct as of the date hereof and on each date the representations and warranties hereunder are restated pursuant to any of the Loan Documents with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent that such representations and warranties relate specifically to another date.

          (b) It has, independently and without reliance upon Administrative Agent or any Lender and based upon such documents and information as it has deemed appropriate, made its own analysis and decision to enter into the Loan Documents to which it is a party.

          (c) It has adequate means to obtain from Borrower on a continuing basis information concerning the financial condition and assets of Borrower and it is not relying upon the Administrative Agent or any Lender to provide (and neither the Administrative Agent nor any Lender shall have any duty to provide) any such information to it either now or in the future.

          (d) The value of the consideration received and to be received by each Guarantor as a result of Borrower's and the Lenders' entering into the Credit Agreement and each Guarantor's executing and delivering this Guaranty Agreement is reasonably worth at least as much as the liability and obligation of each Guarantor hereunder, and such liability and obligation and the Credit Agreement have benefited and may reasonably be expected to benefit each Guarantor directly or indirectly.

     9. Each Guarantor covenants and agrees that, as long as the Guaranteed Indebtedness or any part thereof is outstanding or any Lender has any commitment under the Credit Agreement, it will comply with all covenants set forth in the Credit Agreement specifically applicable to it, in each case subject to any applicable grace or cure periods set forth therein.

     10. If an Event of Default shall have occurred and be continuing, and subject to the terms of Section 2.18 of the Credit Agreement, each Lender and each of its Affiliates (with the prior written notice to the Administrative Agent) is hereby authorized at any time and from time to time, with reasonably prompt notice to each Guarantor, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or account of such Guarantor against any of and all of the Guaranteed Indebtedness now or hereafter existing under this Guaranty Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand and although such Guaranteed Indebtedness may be unmatured. The rights each Lender under this paragraph are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     11. (a) Each Guarantor hereby agrees that the Subordinated Indebtedness (as defined below) shall be subordinate and junior in right of payment to the prior payment in full of all Guaranteed Indebtedness as herein provided. The Subordinated Indebtedness shall not be payable, and no payment of principal, interest or other amounts on account thereof, and no property or guarantee of any nature to secure or pay the Subordinated Indebtedness shall be made or given, directly or indirectly by or on behalf of any Debtor (hereafter defined) or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash; except that so long as no Event of Default has occurred and is continuing, each Debtor shall have the right to make payments and a Guarantor shall have the right to receive payments on the Subordinated Indebtedness from time to time in the ordinary course of business. After the occurrence and during the continuance of an Event of Default, no payments may be made or given on the Subordinated Indebtedness, directly or indirectly, by or on behalf of any Debtor or received, accepted, retained or applied by any Guarantor unless and until the Guaranteed Indebtedness shall have been paid in full in cash. If any sums shall be paid to a Guarantor by any Debtor or any other Person on account of the Subordinated Indebtedness when such payment is not permitted hereunder, such sums shall be held in trust by such Guarantor for the benefit of Administrative Agent and the other Secured Parties and shall forthwith be paid to Administrative Agent and applied by Administrative Agent against the Guaranteed Indebtedness in accordance with this Guaranty Agreement. For purposes of this Guaranty Agreement and with respect to a Guarantor, the term "Subordinated Indebtedness" means all indebtedness, liabilities, and obligations of Borrower or any other Guarantor (Borrower and such other Guarantor herein the "Debtors") to such Guarantor, whether such indebtedness, liabilities, and obligations now exist or are hereafter incurred or arise, or are direct, indirect, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such indebtedness, liabilities, or obligations are evidenced by a note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such indebtedness, obligations, or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by such Guarantor.

     (b) Each Guarantor agrees that any and all Liens (including any judgment liens), upon any Debtor's assets securing payment of any Subordinated Indebtedness shall be and remain inferior and subordinate to any and all Liens upon any Debtor's assets securing payment of the Guaranteed

Indebtedness or any part thereof, regardless of whether such Liens in favor of a Guarantor, Administrative Agent or any other Secured Party presently exist or are hereafter created or attached. Without the prior written consent of Administrative Agent, no Guarantor shall (i) file suit against any Debtor or exercise or enforce any other creditor's right it may have against any Debtor, or (ii) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any obligations of any Debtor to such Guarantor or any Liens held by such Guarantor on assets of any Debtor.

     (c) In the event of any receivership, bankruptcy, reorganization, rearrangement, debtor's relief, or other insolvency proceeding involving any Debtor as debtor, Administrative Agent shall have the right to prove and vote any claim under the Subordinated Indebtedness and to receive directly from the receiver, trustee or other court custodian all dividends, distributions, and payments made in respect of the Subordinated Indebtedness until the Guaranteed Indebtedness has been paid in full in cash. The Administrative Agent may apply any such dividends, distributions, and payments against the Guaranteed Indebtedness in accordance with the Credit Agreement as payments under this Guaranty Agreement.

     12. Except for modifications made pursuant to the execution and delivery of a Subsidiary Joinder Agreement (which needs to be signed only by the Subsidiary party thereto) and the release of any Guarantor from its obligations hereunder (which shall require the consent of all Lenders); no amendment or waiver of any provision of this Guaranty Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Administrative Agent and Required Lenders except as otherwise provided in the Credit Agreement. No failure on the part of Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     13. To the extent permitted by law, any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by Borrower or others (including any Guarantor), with respect to any of the Guaranteed Indebtedness shall, if the statute of limitations in favor of a Guarantor against Administrative Agent or any other Secured Party shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

     14. This Guaranty Agreement is for the benefit of the Secured Parties and their respective successors and assigns permitted under the Credit Agreement and no Secured Party may assign or otherwise transfer its rights and obligations hereunder except in accordance with the applicable provisions of the Credit Agreement. In the event of an assignment of the Guaranteed Indebtedness, or any part thereof, in accordance with the applicable provisions of the Credit Agreement, the rights and benefits hereunder, to the extent applicable to the Guaranteed Indebtedness so assigned, may be transferred with such Guaranteed Indebtedness. This Guaranty Agreement is binding not only on each Guarantor, but on each Guarantor's successors and assigns.

     15. Each Guarantor recognizes that Administrative Agent and the Lenders are relying upon this Guaranty Agreement and the undertakings of each Guarantor hereunder and under the other Loan Documents to which each is a party in making extensions of credit to Borrower under the Credit Agreement and further recognizes that the execution and delivery of this Guaranty Agreement and the other Loan Documents to which each Guarantor is a party is a material inducement to Administrative

Agent and the Lenders in entering into the Credit Agreement and continuing to extend credit thereunder. Each Guarantor hereby acknowledges that there are no conditions to the full effectiveness of this Guaranty Agreement or any other Loan Document to which it is a party.

     16. Any notice or demand to any Guarantor under or in connection with this Guaranty Agreement or any other Loan Document to which it is a party shall be deemed effective if given to the Guarantor, care of Borrower in accordance with the notice provisions in the Credit Agreement.

     17. The Guarantors shall, jointly and severally, pay on demand all reasonable attorneys' fees and all other reasonable costs and expenses incurred by Administrative Agent and the other Secured Parties in connection with the administration, enforcement, or collection of this Guaranty Agreement.

     18. Except as otherwise specifically provided in the Credit Agreement, each Guarantor hereby waives, to the extent permitted by law, promptness, diligence, notice of any default under the Guaranteed Indebtedness, demand of payment, notice of acceptance of this Guaranty Agreement, presentment, notice of protest, notice of dishonor, notice of the incurring by Borrower of additional indebtedness, and all other notices and demands with respect to the Guaranteed Indebtedness and this Guaranty Agreement.

     19. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Administrative Agent and the Lenders may exercise any and all rights granted to any of them under the Credit Agreement and the other Loan Documents without affecting the validity or enforceability of this Guaranty Agreement.

     20. THIS GUARANTY AGREEMENT EMBODIES THE FINAL, ENTIRE AGREEMENT OF EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES WITH RESPECT TO EACH GUARANTOR'S GUARANTY OF THE GUARANTEED INDEBTEDNESS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY AGREEMENT IS INTENDED BY EACH GUARANTOR, THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY AGREEMENT, AND NO COURSE OF DEALING AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT AND ANY OTHER SECURED PARTY, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS AMONG ANY GUARANTOR, THE ADMINISTRATIVE AGENT AND ANY OTHER SECURED PARTY.

     21. This Guaranty Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

     22. EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR

PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

     23. Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Agreement or any other Transaction Document in any court referred to in Section 22. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     24. Each party to this Guaranty Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Guaranty Agreement or any other Loan Document will affect the right of any party to this Guaranty Agreement to serve process in any other manner permitted by law.

     25. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                           [SIGNATURE PAGE TO FOLLOW]

     EXECUTED as of the date first written above.

                                        GUARANTORS:

                                        SPECTRALINK INTERNATIONAL CORPORATION


                                        By:
                                            ------------------------------------
                                            David I. Rosenthal, Treasurer

                                    EXHIBIT C
                                       TO
                             SPECTRALINK CORPORATION
                                CREDIT AGREEMENT

                       Form of Borrowing Base Certificate

                           BORROWING BASE CERTIFICATE

                              BORROWING BASE REPORT

                                                                            Rpt # ___________________
Obligor Number: __________________________                                  Date: ___________________
Loan Number: _____________________________                                  Period Covered: __________ to __________

COLLATERAL CATEGORY                                       A/R   INVENTORY   TOTAL
-------------------                                      ----   ---------   -----
                      DESCRIPTION
1 Beginning Balance (Previous report - Line 8)
2 Additions to Collateral (Gross Sales or Purchases)
3 Other Additions (Add back any non-cash A/R in line 2
4 Deductions to Collateral (Cash Received)
5 Deductions to Collateral (Discounts, other)
6 Deductions to Collateral (Credit Memos, all)
7 Other NON-CASH credits to A/R
8 TOTAL ENDING COLLATERAL BALANCE
9 Less Ineligible - Past Due
10 Less Ineligible - Cross-age (25.0%)
11 Less Ineligible - Foreign (other than Canada)
12 Less Ineligible - Contra
13 Less Ineligible - Other (attached Schedule 1)
14 TOTAL INELIGIBLES - ACCOUNTS RECEIVABLE
15 Less Ineligible -- Inventory Slow-moving
16 Less Ineligible -- Inventory Offsite not covered
17 Less Ineligible -- Inventory WIP
18 Less Ineligible - Consigned
19 Less Ineligible -- Other (attached Schedule 2)
20 TOTAL INELIGIBLES INVENTORY
21 TOTAL ELIGIBLE COLLATERAL
22 Advance Rate Percentage                               80.0%    50.0%
23 NET AVAILABLE - BORROWING BASE VALUE
24 Reserves
25 TOTAL BORROWING BASE VALUE (SUM OF 23 -24)
26 REVOLVING COMMITMENT                                  25,000,000.00
27 MAXIMUM BORROWING LIMIT (LESSER OF 25 OR 26)*

                      LOAN STATUS
28 Previous Loan Balance (Previous Report Line 31)
29 Less: A. Net Collections (Same as line 4)
         B. Adjustments/Other
30 Add: A. Request for Funds
        B. Adjustments/Other
31 New Loan Balance (including Swingline Loans)
32 Letter of Credit/BA's outst anding
33 AVAILABILITY NOT BORROWED (LINES 27 LESS 31 & 32)
34 TERM LOAN                                                                Total New Loan Balance: ________________
35 OVERALL EXPOSURE (LINES 31 & 34)

Pursuant to, and in accordance with, the terms and provisions of that certain Credit Agreement ("Agreement") dated December 9, 2005, among JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, and SpectraLink Corporation "Borrower"), Borrower is executing and delivering to Administrative Agent this Collateral Report accompanied by supporting data (collectively referred to as the "Report"). Borrower represents and warrants to Administrative Agent that this Report is true and correct, and is based on information contained in Borrower's own financial accounting records. Borrower, by the execution of this Report, hereby ratifies, confirms and affirms all of the terms, conditions and provisions of the Agreement, and further certifies on this _______ day of ______________, 20__, that the Borrower is in compliance with said Agreement.


BORROWER NAME:                          AUTHORIZED SIGNATURE:
               ----------------------                         ------------------
CONFIDENTIAL

                                   EXHIBIT D
                                       TO
                            SPECTRALINK CORPORATION
                                CREDIT AGREEMENT

                               Security Agreement
                               ------------------

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (the "Agreement") dated as of December 9, 2005, is by and among SPECTRALINK CORPORATION, a Delaware corporation ("Borrower"), the undersigned Subsidiaries and any Subsidiary or other entity who may become a party hereto pursuant to the execution and delivery of a Subsidiary Joinder Agreement (each a "Debtor" and collectively the "Debtors") and JPMorgan Chase Bank, N.A., as administrative agent for the Secured Parties as that term is defined in the Credit Agreement described below (the "Administrative Agent").

                                    RECITALS:

     The Borrower is entering into that certain Credit Agreement dated of even date herewith with the lenders party thereto (each individually a "Lender" and collectively, the "Lenders") and JPMorgan Chase Bank, N.A., as administrative agent (such agreement, as it may be amended or otherwise modified from time to time, herein the "Credit Agreement"). The execution and delivery of this Agreement is a condition to the Administrative Agent's and the Lenders' entering into the Credit Agreement and making the extensions of credit thereunder.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Administrative Agent and Lenders to extend credit under the Credit Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I.

                                   Definitions

     Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

     "Collateral" has the meaning specified in Section 2.1.

     "Copyright License" means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any registered copyright or copyright application, including the agreements identified for such Debtor on Schedule 3.4.

     "Copyrights" means, with respect to a Debtor, all of the following: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications of the Debtor, including those identified for such Debtor on Schedule 3.4; (b) all renewals, extensions and modifications thereof; (c) all income, royalties, damages, profits and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present or future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

     "Copyright Security Agreement" means, with respect to a Debtor, a security agreement in a form satisfactory to Administrative Agent pursuant to which the Debtor grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in the registered copyrights and copyrights applications and the Copyright Licenses for purposes of recording such security interest with any copyright office of a governmental unit.


SECURITY AGREEMENT, Page 1

     "Foreign Subsidiary" has the meaning specified in Section 2.1(b)(ii).

     "Intellectual Property" means the Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks and Trademark Licenses.

     "Obligations" means, with respect to each Debtor: (a) if such Debtor is a Borrower under the Credit Agreement, all "Obligations" (as such term is defined in the Credit Agreement) of such Debtor; (b) with respect to each Debtor that is not a Borrower, all present and future indebtedness, liabilities, and obligations of such Debtor to the Administrative Agent and the Secured Parties arising under the Loan Documents to which such Debtor is a party and all such Debtor's Deposit Obligations and Swap Obligations; and (c) with respect to each Debtor, and without limiting the generality of the foregoing, all reasonable fees, costs and expenses (including attorneys' fees): (i) of retaking, holding and preparing its Collateral for sale; (ii) arising in connection with the sale thereof and (iii) arising from the enforcement of any other right or remedy provided hereunder; provided that with respect to each Debtor, the obligations secured by this Agreement shall be limited, with respect to each Debtor, to an aggregate amount equal to the largest amount that would not render such Debtor's obligations hereunder and under the other Loan Documents subject to avoidance under Section 544 or 548 of the United States Bankruptcy Code or under any applicable state law relating to fraudulent transfers or conveyances.

     "Patent License" means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any invention on which a Patent is in existence including the agreements identified for such Debtor on Schedule 3.4.

     "Patent Security Agreement" means, with respect to a Debtor, a security agreement in a form satisfactory to Administrative Agent pursuant to which the Debtor grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in the Patents and the Patent Licenses for purposes of recording such security interest with any patent office of a governmental unit.

     "Patents" means, with respect to a Debtor, all of the following: (a) all patents and patent applications of the Debtor, including those identified for such Debtor on Schedule 3.4, and all of the inventions and improvements described and claimed therein; (b) all continuations, divisions, renewals, extensions, modifications, substitutions, continuations-in-part or reissues of any of the foregoing; (c) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all other rights and benefits relating to any of the foregoing throughout the world.

     "Pledged Shares" means, with respect to a Debtor, the shares evidencing the capital stock, partnership interest, limited partnership interests, limited liability company membership interests and other equity interests identified for such Debtor on Schedules 2.1(b) or 2.1(c) attached hereto or on Schedule 1 to an amendment to this Agreement in the form of Exhibit A.

     "Subsidiary Joinder Agreement" means a Subsidiary Joinder Agreement in substantially the form of Exhibit "B".


SECURITY AGREEMENT, Page 2

     "Trademark License" means, with respect to a Debtor, any written agreement now or hereafter in existence granting to the Debtor any right to use any Trademark, including the agreements identified for such Debtor on Schedule 3.4.

     "Trademarks" means, with respect to a Debtor, all of the following: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing appear, all registrations and recordings thereof and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those identified for such Debtor on Schedule 3.3 or Schedule 3.4; (b) all reissues, extensions and renewals thereof; (c) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; (e) all rights corresponding to any of the foregoing throughout the world; and (f) all goodwill associated with and symbolized by any of the foregoing.

     "Trademark Security Agreement" means, with respect to a Debtor, a security agreement in a form satisfactory to Administrative Agent which the Debtor grants to the Administrative Agent, for the benefit of the Secured Parties, a first priority security interest in the registered trademarks, trademark applications, registered service marks and service mark for purposes of recording such security interest with the trademark office of any governmental unit.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     Section 1.2. Other Definitional Provisions. Terms used herein that are defined in the Credit Agreement and are not otherwise defined herein shall have the meanings therefor specified in the Credit Agreement. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Any definition of or reference to any agreement or other documentation herein shall be construed as referring to such agreement or documentation as from time to time the same may be amended or otherwise modified. References to "Sections," "subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

                                  ARTICLE II.

                                Security Interest

     Section 2.1. Security Interest. As security for the prompt payment and performance in full when due of its Obligations (whether at stated maturity, by acceleration or otherwise), each Debtor hereby pledges and assigns to the Administrative Agent, and grants to the Administrative Agent a continuing security interest in, all of the Debtor's right, title and interest in and to the following, whether now owned or hereafter arising or acquired and wherever located (collectively with respect to any Debtor or all Debtors, as the context requires, the "Collateral"):


SECURITY AGREEMENT, Page 3

          (a) all accounts, money, documents, chattel paper (including the chattel paper described on Schedule 2.1), instruments (including or in addition, the promissory notes described on Schedule 2.1), the commercial tort claims described on Schedule 2.1(a), deposit accounts (including the deposit accounts identified on Schedule 3.2), general intangibles (including all supporting obligations, all Intellectual Property and all right, title and interest in and to the Transaction Documents), all letters of credit (including the letters of credit described on Schedule 2.1); all other letter of credit rights and all products and proceeds of any of the foregoing; and

          (b) all investment property, including or in addition, the following:

               (i) all the capital stock, partnership interests, limited partnership interests, limited liability company membership interests and other ownership interests issued by, and all other ownership interest in, the Persons described on Schedule 2.1(b) and all Subsidiaries (that are not Foreign Subsidiaries) hereafter created or acquired and owned by the Debtor, including the capital stock or other ownership interests described on Schedule 2.1(b);

               (ii) all the capital stock, partnership interests, limited partnership interests, limited liability company membership interests or other ownership interests specifically described on Schedule 2.1(c) (the issuers of such stock or other interests and any other Subsidiary organized under the laws of a jurisdiction outside of the United States of America, herein the "Foreign Subsidiaries") and so much of Debtor's right, title and interest in any other capital stock or other ownership interests in the Foreign Subsidiaries, whether now owned or hereafter acquired, as is necessary so that capital stock and ownership interest representing not more than and not less than sixty-five percent (65%) of the aggregate outstanding voting power in each such Foreign Subsidiary is pledged in total hereunder;

               (iii) the commodity and security accounts described in Schedule 3.2, including the securities account held at J.P. Morgan Securities, Inc. described thereon; and

               (iv) all products and proceeds of the foregoing; and

          (c) all equipment, fixtures, inventory and other goods and all accessions thereto and all products and proceeds thereof.

Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to (a) any lease, license, intellectual property, contract right, property right or agreement to which any Debtor is a party or any of its rights or interests thereunder if, and for so long as, the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Debtor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, intellectual property right, contract right, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); provided, however, that such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, intellectual property right, contract right, property right or agreement that does not result in any of the consequences specified in clause (i) or (ii) of this paragraph, including any proceeds of such lease, license, intellectual property right, contract right, property right or agreement. Notwithstanding the grant of the security interests hereunder, the Administrative Agent agrees and acknowledges that the Debtor makes no representations, warranties or covenants regarding the first priority or perfected status of any security interest in money or in any intellectual property.


SECURITY AGREEMENT, Page 4

Furthermore, the interest of the Borrower in the "Holdback Amount" (as defined in the Stock Purchase Agreement) shall not be encumbered by a Lien created under this Agreement unless and until the Holdback Account is disbursed from the Escrow Account (as defined in the Stock Purchase Agreement) to the Borrower.

     Section 2.2. Debtor Remains Liable. Notwithstanding anything to the contrary contained herein: (a) each Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by the Administrative Agent of any of its rights or remedies hereunder shall not release any Debtor from any of its duties or obligations under such documentation; (c) the Administrative Agent shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement; and (d) the Administrative Agent shall not be obligated to perform any of the obligations of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                  ARTICLE III.

                         Representations and Warranties

     To induce the Administrative Agent and the Lenders to enter into this Agreement and the Credit Agreement, each Debtor represents and warrants to the Administrative Agent and the Secured Parties that:

     Section 3.1. Location of Equipment, Fixtures and Inventory; Third Parties in Possession. As of the date hereof, all of its equipment, fixtures and inventory are located at the places specified in Schedule 3.1 for such Debtor.
Schedule 3.1 correctly identifies the landlords or mortgagees, if any, of each of its locations identified in Schedule 3.1. Except for the Persons identified on Schedules 3.1 and 3.2 who hold Collateral in the capacity designated thereon and any other Person hereafter identified pursuant to Section 4.3, no Person other than Administrative Agent has possession or control of any of its Collateral. None of its Collateral other than property acquired by such Debtor within the last four months has been located in any location within the past four completed calendar months prior to the date hereof other than as set forth on Schedule 3.1 for such Debtor. Attached as Schedule 3.1(b) is a complete and correct description of all equipment for which a certificate of title has been issued. As of the date hereof, the Debtor has no right, title or interest in or to any (i) vessels documented under Chapter 121, Title 46, United States Code (the Ship Mortgage Act) or for which an application for documentation is pending or (iii) aircraft

     Section 3.2. Deposit, Commodity and Securities Accounts; Other Investment Property. As of the date hereof, Schedule 3.2 correctly identifies all deposit, commodity and securities accounts owned by Debtor and the institutions holding such accounts. No Person other than Debtor and the Administrative Agent on behalf of the Secured Parties has control over any investment property or any deposit accounts. None of the Collateral consisting of interests in a partnership or limited liability company are evidenced by a certificate, except as set forth on Schedule 2.1(b), nor has any such interest been designated a "security" governed by the provisions of Article 8 of the UCC.

     Section 3.3. Office Locations; Fictitious Names; Predecessor Companies; Tax and Organizational Identification Numbers. As of the date hereof, its chief executive office and jurisdiction of organization are located at the place or places identified for it on Schedule 3.1 or pursuant to Section 4.4. Within the last four completed calendar months prior to the date hereof it has not had any other chief executive office or jurisdiction of organization except as disclosed on Schedule 3.1. Schedule 3.1 also sets forth as of the date hereof all other places where it keeps its books and records and all other locations where it has a place of business. It does not do business and has not done business


SECURITY AGREEMENT, Page 5
during the past five completed calendar years prior to the date hereof under any name, trade-name or fictitious business name except as disclosed on Schedule
3.3. Schedule 3.3 sets forth an accurate list of all names of all of its predecessor companies including the names of any entities it acquired (by stock purchase, asset purchase, merger or otherwise) and the chief executive office and jurisdiction of organization of each such predecessor company and each jurisdiction in which any Collateral purchased from such companies was located at the time of purchase. For purposes of the foregoing, a "predecessor company" shall mean, with respect to a Debtor, any entity whose assets or equity interests are acquired by the Debtor or who was merged with or into the Debtor within the last four months prior to the date hereof. It is a registered organization and its United States Federal Income Tax identification number and organizational identification number are each identified on Schedule 3.3 or pursuant to Section 4.4.

     Section 3.4. Delivery of Collateral. Except as provided by Section 4.2, it has delivered to Administrative Agent all Collateral (other than money) the possession of which is necessary to perfect the security interest of Administrative Agent therein and all certificates of title evidencing its equipment.

     Section 3.5. Intellectual Property. All of its Intellectual Property that is registered with or for which an application for registration has been filed with any governmental unit as of the date hereof is identified on Schedule 3.4, and such information is true, correct and complete.

     Section 3.6. Chattel Paper and Letters of Credit. As of the date hereof, all of its chattel paper and letters of credit are described on Schedule 2.1. No Person has possession or control of any of its chattel paper, letters of credit or letter of credit rights except as disclosed pursuant to Section 3.1.

     Section 3.7. Disclosure on Other Schedules. As of the date hereof: (i)
Schedule 2.1 accurately identifies all promissory notes and other instruments (other than checks, drafts, acceptances or money orders received in the ordinary course of business) owned by it; (ii) Schedule 2.1(a) accurately identifies all of its material commercial tort claims that are pending in an arbitration, litigation or administrative proceeding, and of which a Responsible Officer has actual knowledge, (iii) Schedules 2.1(b) and 2.1(c) accurately identifies all of its Subsidiaries and the outstanding equity interests issued by each such Subsidiary and owned by such Debtor (or with respect to each of its Foreign Subsidiary, equity interests representing 65% of the aggregate outstanding voting power).

     Section 3.8. Accounts and Chattel Paper.

          (a) The names of the obligors, amounts owing, due dates and other information with respect to such Debtor's accounts and chattel paper are and will be correctly stated in all material respects in such Debtor's records relating thereto, and in all invoices and reports with respect thereto that it has furnished or will furnish to the Administrative Agent as reasonably requested from time to time in accordance with the Credit Agreement.

          (b) Each Borrowing Base Certificate delivered to the Administrative Agent pursuant to the Credit Agreement correctly identifies in all material respects those accounts of such Debtor that are Eligible Accounts as of the date of such Borrowing Base Certificate.

          (c) In addition, with respect to all accounts of such Debtor identified as Eligible Accounts in any Borrowing Base Certificate delivered to the Administrative Agent pursuant to the Credit Agreement, such Accounts are supported by amounts shown on one or more invoices with respect thereto and are actually owing to such Debtor as indicated thereon.

     Section 3.9. Inventory. Each Borrowing Base Certificate delivered to the Administrative Agent pursuant to the Credit Agreement correctly identifies in all material respects the inventory of such Debtor that is Eligible Inventory as of the date of such Borrowing Base Certificate.


SECURITY AGREEMENT, Page 6

                                   ARTICLE IV.

                                    Covenants

     Each Debtor covenants and agrees with the Administrative Agent that until all of the Obligations are paid and performed in full (other than outstanding Letters of Credit), all Commitments under the Credit Agreement have expired or have been terminated, and all Letters of Credit have expired or terminated or been secured in accordance with Section 2.05(j) of the Credit Agreement:

     Section 4.1. Accounts; Modifications. It shall, in accordance with its customary business practices, endeavor to collect or cause to be collected, as and when due, any and all amounts owing under its accounts and payment intangibles. Without the prior written consent of the Administrative Agent, it shall not, except in the ordinary course of business when no Event of Default exists: (a) grant any extension of time for any payment with respect to any of its accounts or payment intangibles beyond 120 days after such payment's due date; (b) compromise, compound, or settle any of its accounts or payment intangibles for less than the full amount thereof; (c) release, in whole or in part, any Person liable for payment of any of its accounts or payment intangibles; (d) allow any credit or discount for payment with respect to any of its accounts or payment intangibles other than trade or other customary discounts granted in the ordinary course of business; (e) release any Lien, guaranty or other supporting obligation securing any of its accounts or payment intangibles unless the amounts secured thereby have been paid; or (f) amend or otherwise modify the contractual terms governing any Collateral.

     Section 4.2. Further Assurances; Post Closing Covenants; Exceptions to Perfection. At any time and from time to time, upon the reasonable written request of the Administrative Agent, and at its sole expense, it shall promptly execute and deliver all such further documentation and take such further commercially reasonable actions as the Administrative Agent may reasonably deem necessary to preserve, perfect and protect its security interest in the Collateral and carry out the provisions and purposes of this Agreement and to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. In furtherance of the foregoing, each Debtor hereby authorizes the Administrative Agent to file, in the offices of the appropriate governmental unit or units, financing statements naming it as debtor and the Administrative Agent as secured party, in substantially the form attached as Exhibit C (and where appropriate, with such changes thereto necessary to file such financing statement as a fixture filing in the applicable real property records), in each case as the Administrative Agent may deem appropriate.

          (a) Post Closing Items. Notwithstanding the foregoing, no Debtor shall be required to deliver any of the following to the Administrative Agent until the date specified herein, and each Debtor agrees to deliver (or in the case of clause (iii) of this Section 4.2(a), to use commercially reasonable efforts to deliver) each of the following items to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, on or before the date specified herein:

               (i) on or before June 30, 2006, except as permitted by clause
(b)(v)(A) below, all certificates of title, applications for title or similar evidence of ownership of equipment for which a certificate of title has been issued or for which an application is pending, and cause the Administrative Agent to be named as a lienholder thereon;

               (ii) on or before June 30, 2006, except for the control agreement on the Securities Account, which must be delivered on or before the Effective Date, control agreements covering all of its deposit and security accounts;


SECURITY AGREEMENT, Page 7

               (iii) on or before June 30, 2006, waivers, subordinations or acknowledgments from all third parties who has possession, control or a Lien on any of the Collateral, including each landlord, warehouseman, freight forwarded, processor, consignee or other bailee; and

               (iv) on or before February 15, 2006, (A) take any action under the laws of Denmark reasonably requested by the Administrative Agent to create, perfect or protect the security interest of the Administrative Agent in equity interests representing 65% of the aggregate outstanding voting power of SpectraLink Denmark ApS, and (B) deliver to the Administrative Agent stock certificate representing 50% of the aggregate outstanding voting power of SpectraLink International Limited and stock powers and instruments of transfer, endorsed in blank with respect to such stock.

          (b) Exceptions to Perfection. Notwithstanding the foregoing however, if no Default exists:

               (i) a Debtor may retain for collection in the ordinary course of business checks representing proceeds of accounts received in the ordinary course of business;

               (ii) a Debtor may retain any letters of credit and money received or held in the ordinary course of business;

               (iii) a Debtor may retain and utilize in the ordinary course of business all dividends and interest paid in respect to any of the Pledged Shares or any other investment property;

               (iv) a Debtor may retain any documents and instruments (including commercial paper, but excluding promissory notes having a face amount of greater than $100,000) received and further negotiated in the ordinary course of business; and

               (v) a Debtor shall not be required to:

                    (A) cause the Administrative Agent's security interest to be noted on any certificate of title evidencing any equipment which is (1) subject to an operating or capital lease or (2) has a book value of $50,000 or less as long as the total amount of equipment excluded under this clause (2) does not exceed an aggregate amount equal to $200,000;

                    (B) grant the Administrative Agent control over any chattel paper or letter of credit right; take any action under the laws of any jurisdiction other than the United States of America or any jurisdiction located therein to create, perfect or protect the security interest of the Administrative Agent in: (i) the equity interest of any Foreign Subsidiary pledged hereunder other than SpectraLink Denmark ApS; (ii) in any intellectual property (including any Intellectual Property) registered or for which an application is pending outside the Untied States of America; or (iii) any other Collateral located outside the United States of America;

                    (C) obtain and deliver to the Administrative Agent, for the purpose of any fixture filings to be made by the Administrative Agent, real property descriptions for any of such Debtor's locations or places of business other than those locations or places of business owned by such Debtor;

                    (D) obtain any waivers, subordination or lien acknowledgements from any third party who has possession, control, or a lien on any: (i) Inventory if such Inventory is not included in the Borrowing Base or if such Inventory is included in the Borrowing Base, a Reserve is established by the Administrative Agent in its Permitted Discretion for the claims of such third parties or (ii) other collateral if the Debtors shall have expended commercially reasonable efforts to obtain such waivers, subordinations, or lien acknowledgments.


SECURITY AGREEMENT, Page 8

If a Default exists and the Administrative Agent requests, then the Debtors shall take such action as the Administrative Agent may reasonably request in writing to perfect and protect the security interests of the Administrative Agent in all of the Collateral including (i) any of the actions described in clauses (A) through (D) of Section 4.2(b)(v), (ii) the delivery to the Administrative Agent of all Collateral the possession of which is necessary to perfect the security interest of the Administrative Agent therein; and (iii) instructing all account debtors to make payment on accounts or any other Collateral to a post office box or boxes or to a deposit account under the control and in the name of the Administrative Agent (each Debtor agrees that if any proceeds of any Collateral (including payments made in respect of accounts or payment intangible) shall be received by it while a Default exists and if requested in writing by the Administrative Agent, it shall promptly deliver such proceeds to the Administrative Agent with any necessary endorsements, and until such proceeds are delivered to the Administrative Agent, such proceeds shall be held in trust by it for the benefit of the Administrative Agent and shall not be commingled with any other funds or property of it).

     Section 4.3. Third Parties in Possession of Collateral. Except as otherwise permitted by Section 4.2(b)(v)(D), Debtor shall not permit any third Person (including any warehouseman, bailee, agent, consignee or processor) to hold any Collateral, unless it shall: (a) notify such third Person of the security interests created hereby; (b) instruct such Person to hold all such Collateral for Administrative Agent's account subject to the Administrative Agent's instructions; and (c) subject to Section 4.2, take all other actions as the Administrative Agent reasonably requests in writing to perfect and protect its and the Debtor's interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where the warehouseman, bailee, consignee, agent, processor or other third Person is located (including the filing of a financing statement in the proper jurisdiction naming the applicable third Person as debtor and the Administrative Agent as secured party and notifying the third Person's secured lenders of the Administrative Agent's interest in such Collateral before the third Person receives possession of the Collateral in question).

     Section 4.4. Corporate Changes. It shall not change its name, jurisdiction of organization, or corporate structure in any manner that could reasonably be expected to make any financing statement filed in connection with this Agreement seriously misleading under the UCC, or change its United States Federal Tax identification number or organizational identification number, unless it shall have given the Administrative Agent 10 Business Days prior written notice thereof, and shall have taken all commercially reasonable action reasonably deemed necessary by the Administrative Agent to protect its security interest in the Collateral with the priority required by the Credit Agreement; provided, that the failure of such Debtor to provide the notice required by this Section
4.4 shall not be a Default hereunder if the Debtor provides notice of any such change after the occurrence of such change, so long as the perfection and priority of the Administrative Agent's security interest in any such Collateral is not prejudiced by such failure.

     Section 4.5. Equipment, Fixtures and Inventory. It shall keep its equipment, fixtures and inventory at (or in transit to or from) any of its locations specified on Schedule 3.1 hereto or, upon thirty (30) days prior written notice to the Administrative Agent, at such other places within the United States of America where all action required to perfect and protect the Administrative Agent's security interest in such Collateral with the priority required by the Credit Agreement shall have been taken; provided however, that the aggregate amount of equipment, fixtures and inventory located outside the United States of America shall at no time exceed an aggregate amount equal to $3,000,000. It shall notify the Administrative Agent if it acquires after the date hereof any equipment for which a certificate of title has been issued, any vessel subject to the Ship Mortgage Act of 1920 or any aircraft and shall take all action reasonably deemed necessary or desirable by the Administrative Agent to create, perfect and protect its interest in such Collateral with the priority required by the Credit Agreement subject to Section 4.2.


SECURITY AGREEMENT, Page 9

     Section 4.6. Warehouse Receipts Non-Negotiable. It agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be negotiable unless such warehouse receipt or receipt in the nature thereof is delivered to the Administrative Agent.

     Section 4.7. Voting Rights; Distributions, etc. So long as no Default exists, it shall be entitled to exercise any and all voting and other rights pertaining to any of the Pledged Shares or any other investment property (including the right to give consents, waivers, ratifications, notifications and other actions arising out of or in connection with the ownership of any Pledged Shares or any other investment property); provided, however, that when an Event of Default has occurred and is continuing, no vote shall be cast or consent, waiver or ratification given or any other action taken that violates any provision of this Agreement or any other Loan Document without the prior written consent of the Administrative Agent.

     Section 4.8. Additional Investment Property and Instruments. It agrees that it will: (a) not permit any issuer of any of the Pledged Shares to issue any shares of stock, or any other partnership, limited partnership, limited liability company membership or other equity interest, any notes or other securities or instruments in addition to or in substitution for any of the Collateral unless specifically permitted by the Credit Agreement; (b) pledge hereunder, immediately upon its acquisition thereof, any and all such shares of stock or other equity, partnership, limited partnership, limited liability company membership and other equity interests, notes or other securities or instruments (including any of the same received from a Subsidiary created or acquired after the date hereof; provided that a Debtor shall not be required to pledge ownership interest representing more than 65% of the aggregate outstanding voting power in any Foreign Subsidiary), and (c) promptly (and in any event within three (3) Business Days) deliver to the Administrative Agent an amendment hereto, duly executed by it, in substantially the form of Exhibit "A" (an "Amendment"), in respect of such shares of stock, or other partnership, limited partnership, limited liability company membership or other equity interests, notes or other securities or instruments, together with all certificates, notes or other instruments representing or evidencing the same. It hereby (a) authorizes the Administrative Agent to attach each Amendment to this Agreement, and (b) agrees that all such shares of stock, or other partnership, limited partnership, limited liability company membership or other equity interests, notes or other securities or instruments listed on any Amendment delivered to the Administrative Agent shall for all purposes hereunder constitute Collateral. If any of the Collateral consists of interests in a partnership, limited partnership or limited liability company, it shall not permit such interest to be evidenced by a certificate (except for those interests evidenced by a certificate as of the date hereof as described on
Schedule 2.1(b)) or to be designated in the constituent documents of such partnership, limited partnership or limited liability company as a "security" governed by the provisions of Article 8 of the UCC.

     Section 4.9. Intellectual Property Covenants. If it obtains any new Intellectual Property that is registered with or for which an application for registration has been filed with any governmental unit (other than off the shelf software licenses), it shall provide the Administrative Agent with written notice thereof, and shall execute and deliver a Copyright Security Agreement, Patent Security Agreement or Trademark Security Agreement, as applicable, describing any such new Intellectual Property. It shall: (a) prosecute diligently any copyright, patent, trademark or license application at any time pending with a Governmental Authority which is necessary for the conduct of its business; (b) apply for the registration of all new copyrights, patents and trademarks as it may reasonably deem appropriate; (c) use commercially reasonable efforts to preserve and maintain all rights in the intellectual property that is necessary for the conduct of its business; and (d) use commercially reasonable efforts to obtain any consents, waivers or agreements necessary to enable Administrative Agent to exercise its remedies with respect to the intellectual property. It shall not abandon any pending copyright, patent or trademark applications, or other intellectual property which, in its opinion, is necessary for the conduct of its business, without the prior written consent of the Administrative Agent.


SECURITY AGREEMENT, Page 10

     Section 4.10. Deposit, Commodity and Security Accounts; Trading in the Securities Account. It shall not open any new deposit, commodity or security account or otherwise utilize any such account other than the accounts identified on Schedule 3.2 unless it shall have given the Administrative Agent thirty (30) days prior written notice thereof and subject to Section 4.2(a)(ii) shall have taken all action deemed necessary or desirable by the Administrative Agent to cause its security interest therein to be perfected with priority required by the Credit Agreement. When no Event of Default exists, it may make purchases and sales of investment property in accordance with the restrictions on investment set out in the Credit Agreement and may make withdraws from its securities accounts (including the Securities Account), in each case subject to compliance with:

               (i) the requirements that during the Syndication Period, the sum of (A) the Revolving Exposures plus (B) the outstanding principal amount of the Term Loan minus (C) $15,000,000 shall not at any time exceed the aggregate Collateral Investment Value and

               (ii) any applicable restrictions set out in the control agreement governing the Securities Account.

When no Event of Default exists, it may make withdrawals from its deposit accounts. When an Event of Default exists, it shall not be authorized to make purchases and sales of the investment property, shall not be authorized to make any withdrawals from any deposit account or securities account and it shall take such steps as Administrative Agent may reasonably request to give Administrative Agent control over all investment property and deposit accounts. It will not give any party control over any investment property or deposit account.

     Section 4.11. Chattel Paper and Letters of Credit. It will not give any party other than the Administrative Agent control over any letter of credit right or electronic chattel paper. It will not create any chattel paper without placing a legend on the chattel paper acceptable to the Administrative Agent indicating that Administrative Agent has a security interest in the chattel paper.

     Section 4.12. Commercial Tort Claims. It will amend Schedule 2.1(a) hereto and otherwise grant to the Administrative Agent a security interest in any commercial tort claim that arises after the date hereof that is pending in an arbitration, litigation or administrative proceeding, and of which a Responsible Officer has actual knowledge, that is reasonably likely to result in a recovery in excess of $100,000.

     Section 4.13. Transfers; Liens. It shall not sell, lease, transfer or otherwise dispose of any of its Collateral or any right, title or interest therein and shall not permit any of its Collateral to become subject to any Lien, except in each case as permitted by the Credit Agreement.

                                   ARTICLE V.

                       Rights of the Administrative Agent

     Section 5.1. POWER OF ATTORNEY. EACH DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AND ANY OFFICER OR ADMINISTRATIVE AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF SUCH DEBTOR OR IN ITS OWN NAME, TO TAKE, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTATION WHICH THE ADMINISTRATIVE AGENT AT ANY TIME WHEN A DEFAULT EXISTS AND FROM TIME TO TIME DURING THE EXISTENCE OF A DEFAULT DEEMS NECESSARY OR DESIRABLE TO ACCOMPLISH THE


SECURITY AGREEMENT, Page 11

PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT HEREBY GIVES THE ADMINISTRATIVE AGENT THE POWER AND RIGHT ON ITS BEHALF AND IN ADMINISTRATIVE AGENT'S OWN NAME TO DO ANY OF THE FOLLOWING WHEN A DEFAULT EXISTS, WITH NOTICE TO BORROWER BUT WITHOUT THE CONSENT OF ANY DEBTOR:

          (a) to demand, sue for, collect or receive, in the applicable Debtor's name or in Administrative Agent's own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents or any other instruments for the payment of money under the Collateral or any policy of insurance;

          (b) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral;

          (c) to notify post office authorities to change the address for delivery of mail of the Debtor to an address designated by the Administrative Agent and to receive, open, and dispose of mail addressed to the Debtor;

          (d) (i) to direct account debtors and any other parties obligated on the Collateral to make payment of any and all monies due and to become due thereunder directly to, or otherwise render performance to or for the benefit of, the Administrative Agent or as the Administrative Agent shall direct; (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications and notices in connection with the Collateral; (iv) to commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral (including any Liens or any supporting obligation securing or supporting the payment thereof); (v) to defend any suit, action or proceeding brought against it with respect to any Collateral; (vi) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer Administrative Agent, registrar or other designated agency upon such terms as the Administrative Agent may determine; (viii) to add or release any guarantor, endorser, surety or other party to any of the Collateral; (ix) to renew, extend or otherwise change the terms and conditions of any of the Collateral; (x) to grant or issue any exclusive or nonexclusive license under or with respect to any of the intellectual property (subject to the rights of third parties under pre-existing licenses); (xi) to endorse its name on all applications and other documentation necessary or desirable in order for the Administrative Agent to use any of the Intellectual Property; (xii) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (xiii) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent's option and the Debtors' expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and the Administrative Agent's security interest therein.

     THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.10. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the


SECURITY AGREEMENT, Page 12

Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither the Administrative Agent nor any Person designated by the Administrative Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve, maintain and realize upon its security interest in the Collateral. The Administrative Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve or maintain any Lien or supporting obligation given to secure the Collateral.

     Section 5.2. Possession; Reasonable Care. The Administrative Agent may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of the Administrative Agent, of any or all of the Collateral that the Administrative Agent has a right to possess. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment equal or better to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

                                   ARTICLE VI.

                                     Default

     Section 6.1. Rights and Remedies. If an Event of Default exists, the Administrative Agent shall have the following rights and remedies:

          (a) In addition to all other rights and remedies granted to the Administrative Agent in this Agreement (including those set forth in Article 5 hereof) or in any other Loan Document or by applicable law, the Administrative Agent shall have all of the rights and remedies of a secured party under the UCC (UCC applicable to the affected Collateral). Without limiting the generality of the foregoing, the Administrative Agent may: (i) without demand or notice to any Debtor, collect, receive or take possession of the Collateral or any part thereof and for that purpose the Administrative Agent may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable and in the event the Administrative Agent seeks to take possession of any or all of the Collateral by judicial process, each Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action; (ii) apply the balance of any of Debtor's deposit accounts held at the Administrative Agent to Debtor's Obligation; (iii) instruct any bank holding any Debtor's deposit accounts to pay the balance of such deposit account to or for the benefit of the Administrative Agent; and/or (iv) sell, lease or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, on an "as is" and "with all faults" basis, with a disclaimer of all warranties (including warranties of title, possession, quiet enjoyment and the like and all warranties of merchantability and fitness) and upon such other terms as the Administrative Agent may deem commercially reasonable or otherwise as may be permitted by law. Neither the Administrative Agent nor any Secured Party shall have any obligation to clean-up or otherwise prepare the Collateral for sale if the Administrative Agent determines that it is not beneficial to do so or if its costs to do so outweigh the benefits expected to be received thereby. The Administrative Agent shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof. Upon the request of the


SECURITY AGREEMENT, Page 13

Administrative Agent, each Debtor shall within ten (10) days (or within such longer number of days as the Administrative Agent may approve): (i) assemble its Collateral and (ii) make it available to the Administrative Agent at any place or places designated by the Administrative Agent that are reasonably convenient to it and the Administrative Agent. Each Debtor agrees that the Administrative Agent shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters; provided that no such notice shall be required with respect to any Collateral that is perishable, that threatens to decline speedily in value or is a type customarily sold on the recognized market. The Administrative Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Each Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale or the like, and all reasonable attorneys' fees, legal expenses and other costs and expenses incurred by the Administrative Agent in connection with the collection of its Obligations and the enforcement of the Administrative Agent's rights under this Agreement and arising as a result hereof. Each Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral applied to its Obligations are insufficient to pay its Obligations in full. The Administrative Agent may apply the Collateral against the Obligations as provided in the Credit Agreement and when applying the Collateral against the Obligations, unless otherwise provided in the Credit Agreement, any Obligations which are purchase money obligations or represent proceeds of loans utilized to acquire the Collateral shall be deemed to be paid last. Each Debtor waives all rights of marshalling, valuation and appraisal in respect of the Collateral. Any proceeds received or held by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and then or at any time thereafter applied in whole or in part by the Administrative Agent against, the Obligations in the order permitted by the Credit Agreement. Any surplus of such proceeds and interest accrued thereon, if any, held by the Administrative Agent and remaining after payment in full of all the Obligations and the termination of all Commitments and Letters of Credit under the Credit Agreement shall be promptly paid over to the Debtor entitled thereto or to whomsoever may be lawfully entitled to receive such surplus. The Administrative Agent shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

               (i) The Administrative Agent may cause any or all of the Collateral held by it to be transferred into the name of the Administrative Agent or the name or names of the Administrative Agent's nominee or nominees.

               (ii) The Administrative Agent may exercise any and all of the rights and remedies of any Debtor under or in respect of the Collateral, including any and all rights to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral. Each Debtor shall execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies and other documentation as the Administrative Agent may reasonably request for the purpose of enabling the Administrative Agent to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (iii) and to receive the dividends, interest and other amounts which it is entitled to receive hereunder.

               (iii) The Administrative Agent may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.


SECURITY AGREEMENT, Page 14

               (iv) On any sale of the Collateral, the Administrative Agent is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of the Administrative Agent's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental unit. Such compliance will not be considered to adversely affect the commercial reasonableness of any sale of any Collateral.

               (v) For purposes of enabling the Administrative Agent to exercise its rights and remedies under this Section 6.1 and enabling the Administrative Agent and its successors and assigns to enjoy the full benefits of the Collateral in each case as the Administrative Agent shall be entitled to exercise its rights and remedies under this Section 6.1, each Debtor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to it) to use, assign, license or sublicense any of its intellectual property, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and all computer programs used for the completion or printout thereof and further including in such license such rights of quality control and inspection as are reasonably necessary to prevent any trademarks included in such license from claims of invalidation. This license shall also inure to the benefit of all successors, assigns and transferees of the Administrative Agent.

               (vi) If Administrative Agent sells any of the Collateral of a Debtor on credit, such Debtor will be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and the applicable Debtor shall be credited with the proceeds of the sale.

     Section 6.2. Private Sales. Each Debtor recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the "Securities Act") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent nor any Secured Party shall be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act or under any applicable state securities laws, even if such issuer would agree to do so. Each Debtor further agrees to do or cause to be done, to the extent that it may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental units, domestic or foreign, having jurisdiction over any such sale or sales, all at the Debtors' expense.

     Section 6.3. Standards for Exercising Remedies. To the extent that applicable law imposes duties on Administrative Agent to exercise remedies in a commercially reasonable manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for Administrative Agent: (a) to fail to incur expenses reasonably deemed significant by Administrative Agent to prepare any Collateral for disposition or otherwise to complete raw material for work-in-process into finished goods or other finished products for disposition;
(b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party


SECURITY AGREEMENT, Page 15
consents for the collection or disposition of the Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens on or any adverse claims against the Collateral; (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure Administrative Agent against risks of loss, collection or disposition of Collateral or to provide Administrative Agent a guaranteed return from the collection or disposition of Collateral; (l) to the extent deemed appropriate by Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals (including Administrative Agent and its affiliates) to assist Administrative Agent in the collection or disposition of any of the Collateral; or (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of the Collateral. Each Debtor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Administrative Agent would not be commercially unreasonable in Administrative Agent's exercise of remedies against the Collateral and that other actions or omissions by Administrative Agent shall not be deemed commercially unreasonable solely by not being included in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to any Debtor or to impose any duties upon Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

                                  ARTICLE VII.

                                  Miscellaneous

     Section 7.1. No Waiver; Cumulative Remedies. No failure on the part of the Administrative Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

     Section 7.2. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Secured Parties, and their respective successors and assigns permitted under the Credit Agreement, and no Secured Party may assign or otherwise transfer its rights and obligations hereunder except in accordance with the applicable provisions of the Credit Agreement. In the event of an assignment of the Obligations, or any part thereof, in accordance with the applicable provisions of the Credit Agreement, the rights and benefits hereunder, to the extent applicable to the Obligations so assigned, may be transferred with such Obligations. This Agreement is binding not only on each Debtor, but on each Debtor's successors and assigns.

     Section 7.3. Amendment; Entire Agreement. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or with respect to the syndication of the Loans constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof. Except as contemplated by the execution and delivery of a Subsidiary


SECURITY AGREEMENT, Page 16

Joinder Agreement or an Amendment (which only needs to be signed by the party thereto), the provisions of this Agreement may be waived, amended or modified only pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Debtors, in each case with the consent of the Lenders required under the Credit Agreement.

     Section 7.4. Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement and if to any Debtor, at the address for notices of the Borrower set forth therein.

     Section 7.5. Governing Law. This Agreement shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

     Section 7.6. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

     Section 7.7. Survival of Representations and Warranties. All representations, warranties and certifications made in this Agreement or in any documentation delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Administrative Agent shall affect the representations, warranties and certifications or the right of the Administrative Agent or any Secured Party to rely upon them.

     Section 7.8. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on difference counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01 of the Credit Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     Section 7.9. Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.10. Termination. If all of the Obligations (including contingent Obligations) shall have been paid and performed in full or cash collateralized, all commitments of the Administrative Agent and the Lenders shall have expired or terminated and no letters of credit under the Credit Agreement shall remain outstanding, the Administrative Agent shall, upon the written request, execute and deliver to Debtors proper documentation acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to each Debtor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Administrative Agent and has not previously been sold or otherwise applied pursuant to this Agreement.

     Section 7.11. Obligations Absolute. All rights and remedies of the Administrative Agent hereunder, and all obligations of each Debtor hereunder, shall be absolute and unconditional irrespective of: (a) any lack of validity or enforceability of any of the Loan Documents; (b) any change in the time,


SECURITY AGREEMENT, Page 17
manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Loan Documents; (c) any exchange, release, or nonperfection of any Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee or other supporting obligation, for all or any of the Obligations; or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a third party pledgor or surety.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

                                        DEBTORS:

                                        SPECTRALINK CORPORATION


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal, Executive Vice
                                            President and Chief Financial
                                            Officer


                                        SPECTRALINK INTERNATIONAL CORPORATION


                                        By: /s/ David I. Rosenthal
                                            ------------------------------------
                                            David I. Rosenthal, Treasurer


                                        ADMINISTRATIVE AGENT:

                                        JPMORGAN CHASE BANK, N.A.,
                                        as Administrative Agent for the Secured
                                        Parties


                                        By: /s/ Sean J. Lynch
                                            ------------------------------------
                                            Sean J. Lynch, Vice President


SECURITY AGREEMENT, Page 18

                                    EXHIBIT E
                                       TO
                             SPECTRALINK CORPORATION
                                CREDIT AGREEMENT

                 Form of Collateral Value Investment Certificate

                     COLLATERAL INVESTMENT VALUE CERTIFICATE

To: The Administrative Agent and the Lenders parties to the Credit Agreement Described Below

     This Collateral Investment Value Certificate is furnished pursuant to that certain Credit Agreement dated as of December 9, 2005 (as amended, modified, renewed or extended from time to time, the "Agreement") among SpectraLink Corporation (the "Borrower"), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as the Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected ____________ of the Borrower;

     2. J.P. Morgan Securities Inc. maintains the Securities Account; and

     3. The Securities Account contains Eligible Investments with an aggregate Collateral Investment Value as of the Business Day immediately preceding ____________ [MONTH END OR OTHER DATE OF DETERMINATION], the date of determination, as more specifically set forth in the following table.

                                           PERCENTAGE FROM
                                           COLLATERAL INVESTMENT
FINANCIAL ASSET             MARKET VALUE   VALUE DEFINITION        TOTAL VALUE
---------------             ------------   ---------------------   -----------
Commercial Paper (with a    $              95.0%                   $
maturity of less than or
equal to 270 days)

Commercial Paper (with a                   90.0%
maturity of more than 270
days)

U.S. Government             $              95.0%                   $
Securities
Mutual Fund Shares          $              80.0%                   $
                                           TOTAL

The foregoing certifications are made and delivered this ____ day of ______________, 200__.

                                        SPECTRALINK CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F
                                       TO
                             SPECTRALINK CORPORATION
                                CREDIT AGREEMENT

                         Form of Compliance Certificate

                             COMPLIANCE CERTIFICATE

To: The Administrative Agent and the Lenders parties to the Credit Agreement Described Below

     This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of December 9, 2005 (as amended, modified, renewed or extended from time to time, the "Agreement") among SpectraLink Corporation (the "Borrower"), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders and as the Issuing Bank. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected ___________ of the Borrower;

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements [FOR QUARTERLY FINANCIAL STATEMENTS
ADD: and such financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes];

     3. The examinations described in paragraph 2 did not disclose, except as set forth below, and I have no knowledge of (i) the existence of any condition or event which constitutes a Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate or (ii) any change in GAAP or in the application thereof that has occurred since the date of the audited financial statements most recently delivered under the Agreement;

     4. I hereby certify that no Loan Party has changed (i) its name, (ii) its chief executive office, (iii) principal place of business, (iv) the type of entity it is or (v) its state of incorporation or organization without having given the Agent the notice required by Section 5.4 of the Security Agreement;

     5. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct; and

     6. Schedule II hereto sets forth the computations necessary to determine the Applicable Rate commencing on the Business Day this certificate is delivered.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the (i) nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event or (i) the change in GAAP or the application thereof and the effect of such change on the attached financial statements:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

     The foregoing certifications, together with the computations set forth in
Schedule I and Schedule II hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _____________, 200__.

                                        SPECTRALINK CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     TERM OR REVOLVING LOAN PROMISSORY NOTE

____________ amount                                      __________________ date

     FOR VALUE RECEIVED, the undersigned, SPECTRALINK CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), at the principal office of the Administrative Agent, in lawful money of the United States of America and in immediately available funds, the principal amount of ___________________________ or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement referred to below on the dates and in the principal amounts provided in the Credit Agreement and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

     This Promissory Note ("Note") is executed in connection with that certain Credit Agreement dated as of December 9, 2005, among the Borrower, the Lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (the "Administrative Agent") (such Credit Agreement, as the same may be amended or otherwise modified from time to time, being referred to herein as the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity of the principal evidenced by this Note upon the happening of certain stated events and for prepayments of Revolving Loans prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement. Capitalized terms used in this Note unless otherwise defined herein have the respective meanings assigned to such terms in the Credit Agreement.

     This Note shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

     The Borrower and each endorser and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, all without prejudice to the holder.

                                        SPECTRALINK CORPORATION


                                        By:
                                            ------------------------------------
                                            David I. Rosenthal, Executive Vice
                                            President and Chief Financial
                                            Officer